                         FREMONT HOME LOAN TRUST 2006-B
                                 Issuing Entity

                             (FREMONT INVESTMENT & LOAN LOGO)

                  MORTGAGE-BACKED CERTIFICATES, SERIES 2006-B
                              (POOL I CERTIFICATES)

                           $824,001,000 (APPROXIMATE)

                     FREMONT MORTGAGE SECURITIES CORPORATION
                                    Depositor

                            FREMONT INVESTMENT & LOAN
                         Originator, Seller and Servicer

                             WELLS FARGO BANK, N.A.
                     Master Servicer and Trust Administrator

                           (UBS INVESTMENT BANK LOGO)

                                  July 24, 2006

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY DISCLAIMER APPEARING AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED STATING EITHER OF THE FOLLOWING (OR ANY DERIVATIVE THEREOF):

(1) THAT THESE MATERIALS CONTAIN CONFIDENTIAL INFORMATION; OR

(2) THAT THE SENDER DOES NOT ACCEPT LIABILITY RELATING TO THE ACCURACY OR COMPLETENESS OF THESE MATERIALS; OR

(3) THAT THESE MATERIALS DO NOT CONSTITUTE A SOLICITATION OR AN OFFER TO BUY OR SELL SECURITIES

IN EACH CASE, IS NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA E-MAIL OR ANOTHER SYSTEM SUCH AS BLOOMBERG.

(FREMONT INVESTMENT & LOAN LOGO)                 FREMONT HOME LOAN TRUST 2006-B

                             COMPUTATIONAL MATERIALS

     The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC. Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

PRELIMINARY TERM SHEET                              DATE PREPARED: JULY 24, 2006

                         FREMONT HOME LOAN TRUST 2006-B
                  MORTGAGE-BACKED CERTIFICATES, SERIES 2006-B
                           $824,001,000 (APPROXIMATE)

             PRINCIPAL       WAL      PAYMENT WINDOW    CERTIFICATE              SCHEDULED FINAL       EXPECTED RATINGS
CLASS(1,3)   AMOUNT ($)  CALL/MAT(2)   CALL/MAT(2)           TYPE               DISTRIBUTION DATE  (S&P/MOODY'S/FITCH/DBRS)
---------- ------------- ----------- ---------------- ------------------------- ----------------- -------------------------
2-A-1        219,179,000 1.00 / 1.00  1-19 / 1-19     Floating Rate Seq Seniors    August 2036        AAA/Aaa/AAA/AAA
2-A-2        150,965,000 2.00 / 2.00 19 - 28 / 19-28  Floating Rate Seq Seniors    August 2036        AAA/Aaa/AAA/AAA
2-A-3        186,355,000 3.50 / 3.50 28 - 67 / 28-67  Floating Rate Seq Seniors    August 2036        AAA/Aaa/AAA/ AAA
2-A-4         68,610,000 6.52 / 8.17 67 - 80 / 67-180 Floating Rate Seq Seniors    August 2036        AAA/Aaa/AAA/ AAA
M-1           45,664,000 4.77 / 5.24 40 - 80 / 40-151 Floating Rate Subordinate    August 2036       AA+/Aa1/AA+/ AA (high)
M-2           31,965,000 4.74 / 5.18 39 - 80 / 39-143 Floating Rate Subordinate    August 2036          AA/Aa2/AA/ AA
M-3           18,773,000 4.72 / 5.15 39 - 80 / 39-136 Floating Rate Subordinate    August 2036       AA-/Aa3/AA-/ AA (low)
M-4           17,251,000 4.71 / 5.13 38 - 80 / 38-131 Floating Rate Subordinate    August 2036        A+/A1/A+/ A (high)
M-5           16,236,000 4.70 / 5.09 38 - 80 / 38-126 Floating Rate Subordinate    August 2036             A/A2/A/ A
M-6           15,221,000 4.70 / 5.06 38 - 80 / 38-120 Floating Rate Subordinate    August 2036        A-/A3/A-/ A (low)
M-7           14,714,000 4.69 / 5.02 37 - 80 / 37-114 Floating Rate Subordinate    August 2036    BBB+/Baa1/BBB+/ BBB (high)
M-8           12,684,000 4.68 / 4.95  7 - 80 / 37-107 Floating Rate Subordinate    August 2036    BBB/Baa2/BBB+/ BBB (high)
M-9            9,640,000 4.68 / 4.88  37 - 80 / 37-99 Floating Rate Subordinate    August 2036         BBB/Baa3/BBB/ BBB
M-10           6,596,000 4.68 / 4.80  37 - 80 / 37-92 Floating Rate Subordinate    August 2036      BBB-/Ba1/BBB-/ BBB (low)
M-11          10,148,000 4.64 / 4.67  37 - 80 / 37-85 Floating Rate Subordinate    August 2036       BB+/Ba2/BB+/ BBB (low)
---------- ------------- -----------  --------------- -------------------------    -----------    --------------------------
                                                         Not Offered Hereby

1-A          170,455,000 2.59 / 2.77  1 - 80 / 1-178   Floating Rate Seniors       August 2036              AAA/Aaa/AAA/AAA
---------- ------------- -----------  --------------  -------------------------    -----------    ---------------------------
TOTAL      $ 994,456,000
---------- -------------

(1) The Class 1-A Certificates are backed primarily by the cash flow from a pool of first and second lien, fixed rate and hybrid adjustable rate, conforming balance mortgage loans. The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are backed primarily by the cash flow from a pool first and second lien, fixed rate and hybrid adjustable rate, conforming and non-conforming balance mortgage loans. The Subordinate Certificates are backed by the cash flow from the Mortgage Loans (as defined herein). The principal balance of each class of Offered Certificates (as defined herein) is subject to a 5% variance.

(2) The WAL and Payment Windows for the Offered Certificates are shown to the Clean-up Call Date (as described herein) and to maturity. See "Pricing Prepayment Speed" herein.

(3) The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are priced to the Clean-up Call Date. The margin on the Senior Certificates will double and the margin on the Subordinate Certificates will be equal to 1.5x the original margin after the Clean-up Call Date.

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

Issuing Entity:                Fremont Home Loan Trust 2006-B

Depositor:                     Fremont Mortgage Securities Corporation

Servicer, Originator
Sponsor & Seller:              Fremont Investment & Loan ("FREMONT")

Lead Manager:                  UBS Securities LLC ("UBS INVESTMENT BANK")

Co-Managers:                   Barclays Capital Inc., Deutsche Bank Securities,
                               Inc., Greenwich Capital Markets, Inc., Lehman
                               Brothers, Inc. and Keefe Bruyette and Woods.

Master Servicer &
Trust Administrator:           Wells Fargo Bank, N.A.

Trustee:                       HSBC Bank USA, National Association.

Pool I Certificates:           The Class 1-A Certificates (the "GROUP 1
                               CERTIFICATES" or the "CLASS 1-A CERTIFICATES"), the Class 2-A-1, Class 2-A-2, Class 2-A-3 and
                               Class 2-A-4 Certificates (collectively, the
                               "GROUP 2 CERTIFICATES" or "CLASS 2-A
                               CERTIFICATES", together with the Group 1
                               Certificates, the "SENIOR CERTIFICATES" or "CLASS
                               A CERTIFICATES"), the Class M-1, Class M-2, Class
                               M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                               Class M-8, Class M-9, Class M-10 and Class M-11
                               Certificates (collectively, the "CLASS M
                               CERTIFICATES" or the "SUBORDINATE CERTIFICATES"), the Class C, Class P, Class R and Class RX
                               Certificates.

Offered Certificates:          The Group 2 and Class M Certificates are referred
                               to herein as the "OFFERED CERTIFICATES."

Non-Offered Certificates:      The Group 1 Certificates and the Class C, Class
                               P, Class R and Class RX Certificates.

Pool II Certificates:          The Issuing Entity will also issue a separate
                               series of certificates backed by a separate pool of second lien mortgage loans (the "SL
                               CERTIFICATES"). None of the SL Certificates are
                               Pool I Certificates and the cashflow from Pool II will not be available for distribution on the Pool I Certificates. Similarly, cashflow from
                               Pool I will not be available for distribution on the Pool II Certificates.

Federal Tax Status:            The Offered Certificates will represent, in part,
                               ownership of REMIC regular interests for federal tax purposes.

Registration:                  The Offered Certificates will be available in
                               book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear
                               System.

Cut-off Date:                  The close of business on August 1, 2006.

Expected Pricing Date:         On or about July 26, 2006.

Expected Closing Date:         On or about August 3, 2006.

Distribution Date:             The 25th day of each month (or if not a business
                               day, the next succeeding business day) commencing on September 25, 2006.

Accrued Interest:              The price to be paid by investors for the Offered
                               Certificates will not include accrued interest
                               (settling flat).

(FREMONT INVESTMENT & LOAN LOGO)                 FREMONT HOME LOAN TRUST 2006-B

Interest Accrual Period:       The Interest Accrual Period for each Distribution
                               Date with respect to the certificates will be the period beginning with the previous Distribution
                               Date (or, in the case of the first Distribution
                               Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:             The Offered Certificates are not expected to be
                               ERISA eligible.

SMMEA Eligibility:             None of the Offered Certificates are expected to
                               constitute "mortgage related securities" for purposes of SMMEA.

Optional Termination:          The terms of the transaction allow for an
                               optional call of the Mortgage Loans by the Servicer and the retirement of the Offered
                               Certificates (the "CLEAN-UP CALL"), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% the aggregate principal balance of the Mortgage
                               Loans as of the Cut-off Date.

Pricing Prepayment Speed:      The Offered Certificates will be priced based on
                               the following collateral prepayment assumptions:

                               FRM Loans: 100% (PPC: 4.6% - 23.0% CPR over 12
                               months, 23.0% CPR thereafter)

                               ARM Loans: 100% (PPC: 4.0% - 35.0% CPR over 24
                               months, 35.0% CPR thereafter)

Mortgage Loans:                As of the Cut-Off Date, the aggregate principal
                               balance of the mortgage loans described herein was approximately $1,014,751,723 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming balance mortgage loans (the "MORTGAGE LOANS"), of which approximately 9.31% require the borrowers to make monthly payments only of accrued interest for the first 60 months.

                               The Mortgage Loans will be divided into the Group 1 Mortgage Loans and Group 2 Mortgage Loans.

                               As of the Cut-Off Date, the "GROUP 1 MORTGAGE LOANS" consisted of first and second lien, fixed rate and hybrid adjustable rate, conforming balance mortgage loans with an aggregate principal balance of approximately $217,417,719. Approximately 18.80% of the Group 1 Mortgage Loans have fixed rates and approximately 81.20% of the Group 1 Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 7.36% of the Group 1 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

                               As of the Cut-Off Date, the "GROUP 2 MORTGAGE LOANS" consisted primarily of first and second lien, fixed rate and hybrid adjustable rate, conforming and non-conforming balance mortgage loans with an aggregate principal balance of approximately $797,334,005. Approximately 19.15% of the Group 2 Mortgage Loans have fixed rates and approximately 80.85% of the Group 2 Mortgage Loans have hybrid adjustable rates with an initial rate adjustment occurring approximately either two, three or five years following origination, and in each case following the initial fixed rate period adjust every six months thereafter. Approximately 9.84% of the Group 2 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months.

                               On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

                               SOLELY FOR DETERMINING THE PRINCIPAL BALANCES OF THE OFFERED CERTIFICATES IN ORDER TO MINIMIZE THE VARIANCE OF THE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES AS OF THE CLOSING DATE, IT IS ESTIMATED BUT NOT GUARANTEED THAT THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS WILL BE APPROXIMATELY $1,014,751,723 AS OF THE CUT-OFF DATE. IT IS NOT EXPECTED THAT THE INITIAL PRINCIPAL BALANCE (OR NOTIONAL BALANCE) OF ANY CLASS OF OFFERED CERTIFICATES (AS SHOWN ON THE SECOND PAGE) WILL INCREASE OR DECREASE BY MORE THAN 5% BY THE CLOSING DATE.

Interest Coverage Account:     On the Closing Date, the Depositor may pay to the
                               Trustee for deposit in an Interest Coverage
                               Account relating to each loan group, an amount to be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust during the initial Interest Accrual Period.

Pass-Through Rate:             The "PASS-THROUGH RATE" for the Senior and
                               Subordinate Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:                  The "FORMULA RATE" for the Senior and Subordinate
                               Certificates will be equal to the lesser of (i) the Base Rate for such class and (ii) the related
                               Maximum Cap.

Base Rate:                     The "BASE RATE" for the Senior and Subordinate
                               Certificates is One Month LIBOR plus the related margin.

Net WAC Rate:                  Class A Certificates: The per annum rate (subject
                               to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage,
                               (A) the numerator of which is equal to (i) the amount of interest which accrued on the Mortgage
                               Loans in the related loan group in the prior calendar month (after giving effect to principal prepayments) plus any amount withdrawn from the Interest Coverage Account, minus (ii) the sum of the master servicing fee, the trust administration fee and the servicing fee payable with respect to the related Mortgage Loans for such Distribution Date and (iii) the Group 1
                               Allocation Percentage or Group 2 Allocation
                               Percentage of any Net Swap Payment or Swap
                               Termination Payment (only if such Swap
                               Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap
                               Provider and (B) the denominator of which is equal to the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due
                               Period, after giving effect to principal prepayments received during the related
                               Prepayment Period.

                               Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Rate for the Class 1-A Certificates and (ii) the Net WAC Rate for the Class 2-A Certificates.

Group 1 Allocation
Percentage:                    The aggregate principal balance of the Group 1
                               Mortgage Loans divided by the sum of the aggregate principal balance of the Group 1
                               Mortgage Loans and the Group 2 Mortgage Loans.

(FREMONT INVESTMENT & LOAN LOGO)                 FREMONT HOME LOAN TRUST 2006-B

Group 2 Allocation             The aggregate principal balance of the Group 2
Percentage                     Mortgage Loans divided by the sum of the
                               aggregate principal balance of the Group 1
                               Mortgage Loans and the Group 2 Mortgage Loans.

Maximum Cap:                   Class A Certificates: The per annum rate (subject
                               to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (i) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage
                               Rates of the Mortgage Loans in the related loan group and (y) the Net Swap Payment made by the Swap Provider, if any, multiplied by the Group 1
                               Allocation Percentage or Group 2 Allocation
                               Percentage, as applicable, divided by (ii) the aggregate principal balance of the Mortgage
                               Loans.

                               Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Class 1-A Certificates and (ii) the Maximum Cap Rate for the Class 2-A Certificates.

                               A Maximum Cap will not be in effect for the first Distribution Period.

Adjusted Net Mortgage Rate:    The "ADJUSTED NET MORTGAGE RATE" for any Mortgage
                               Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Adjusted Net Maximum
Mortgage Rate:                 The "ADJUSTED NET MAXIMUM MORTGAGE RATE" for any
                               Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of
                               (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Net WAC Rate
Carryover Amount:              For any Distribution Date the "NET WAC RATE
                               CARRYOVER AMOUNT" for any class of Offered
                               Certificates is equal to the sum of (i) the excess, if any, of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest accrued on such class based on the related Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at the related
                               Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future
                               Distribution Dates to the extent of funds available.

(FREMONT INVESTMENT & LOAN LOGO)                 FREMONT HOME LOAN TRUST 2006-B

Swap Agreement:                On the Closing Date, the Trustee will enter into
                               a Swap Agreement with a notional amount equal to, on each Distribution Date, the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the certificates. Under the Swap Agreement, the Trust will be obligated to pay a monthly rate of 5.69% on the notional amount (calculated on a 30/360 basis) as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount (calculated on an actual/360 basis) as set forth in the Swap Agreement from the Swap
                               Provider, until the Swap Agreement is terminated.
                               Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                               Payment"). See the attached schedule for the Scheduled Maximum Swap Notional Amount for each
                               Distribution Date.

                               Generally, the Net Swap Payment will be deposited into a swap account (the "Swap Account") by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                               Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full generally, prior to distributions to Certificateholders.

                               In the event that the Trust receives a Swap
                               Termination Payment, and a successor Swap
                               Provider cannot be obtained, then such Swap
                               Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Credit Enhancement:            Consists of the following:

                                   1) Net Monthly Excess Cashflow;

                                   2) Swap Agreement;

                                   3) Overcollateralization Amount; and

                                   4) Subordination.

Net Monthly Excess
Cashflow:                      The "NET MONTHLY EXCESS CASHFLOW" for any
                               Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under "Priority of Distributions."

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

Overcollateralization Amount:  The "OVERCOLLATERALIZATION AMOUNT" is equal to the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Senior Certificates, Subordinate Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Net Monthly Excess Cashflow and Net Swap Payments will be directed to build the Overcollateralization Amount by paying down the Senior Certificates and Subordinate Certificates as set forth under "Priority of Payments" until the Required Overcollateralization Amount is reached.

Required
Overcollateralization
Target: On any Distribution Date, the "REQUIRED OVERCOLLATERALIZATION TARGET" is equal to:

                               (i)  prior to the Stepdown Date, 2.00%of the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the Cut-off Date, and

                               (ii) on or after the Stepdown Date, if no Trigger
                                    Event has occurred and is continuing, the greater of:

                                    (a)      4.00% of the current principal
                                             balance of the Mortgage Loans

                                    (b)      0.50% of the principal balance of
                                             the Mortgage Loans on the Cut-off
                                             Date (the "OC FLOOR"), and

                               (iii) during the occurrence and continuation of a
                                     Trigger Event, the Required
                                     Overcollateralization Target as of the
                                     previous Distribution Date.

Stepdown Date:                 The earlier to occur of

                               (i)   the Distribution Date on which the
                                     principal balance of the Senior
                                     Certificates has been reduced to zero and

                               (ii)  the later to occur of

                                    (a)   the Distribution Date occurring in
                                          September 2009, and

                                    (b)   the first Distribution Date on which
                                          the Credit Enhancement Percentage with
                                          respect to the Senior Certificates is
                                          at least 43.20%.

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

Credit Enhancement Percentage: The "CREDIT ENHANCEMENT PERCENTAGE" for a
                               Distribution Date and any Certificate is equal to
                               (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

                                                            TARGET CE%
CLASS             RATINGS (S/M/F/D)   INITIAL CE %    (AFTER STEPDOWN DATE)
--------          -----------------   ------------    ---------------------
Senior             AAA/Aaa/AAA/AAA      21.60%              43.20%
M-1                AA+/Aa1/AA+/AA+      17.10%              34.20%
M-2                  AA/Aa2/AA/AA       13.95%              27.90%
M-3                AA-/Aa3/AA-/AA-      12.10%              24.20%
M-4                  A+/A1/A+/A+        10.40%              20.80%
M-5                    A/A2/A/A          8.80%              17.60%
M-6                  A-/A3/A-/A-         7.30%              14.60%
M-7              BBB+/Baa1/BBB+/BBB+     5.85%              11.70%
M-8               BBB/Baa2/BBB+/BBB+     4.60%               9.20%
M-9                BBB/Baa3/BBB/BBB      3.65%               7.30%
M-10              BBB-/Ba1/BBB-/BBB-     3.00%               6.00%
M-11               BB+/Ba2/BB+/BBB-      2.00%               4.00%


Trigger Event:                 A "TRIGGER EVENT" is in effect on any
                               Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 38.04% of the Senior Credit Enhancement
                               Percentage of the Senior Certificates or (ii) cumulative realized losses for the related
                               Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

DISTRIBUTION DATE                                      PERCENTAGE
-----------------                                      ----------
September 2008 - August 2009         1.40% for the first month plus an additional 1/12th of
                                     1.75% for each month thereafter

September 2009 - August 2010         3.15% for the first month plus an additional 1/12th of
                                     1.75% for each month thereafter

September 2010 - August 2011         4.90% for the first month plus an additional 1/12th of
                                     1.45% for each month thereafter

September 2011 - August 2012         6.35% for the first month plus an additional 1/12th of
                                     0.75% for each month thereafter

September 2012 and thereafter        7.10%

[FREMONT INVESTMENT & LOAN LOGO]                 FREMONT HOME LOAN TRUST 2006-B

Realized Losses:        If a Mortgage Loan becomes a liquidated loan, the net
                        liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a "REALIZED LOSS." Realized
                        Losses on the Mortgage Loans will, in effect, be absorbed first, by the Net Monthly Excess Cashflow, second, by the Net Swap Payments received under the Swap
                        Agreement and third, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable
                        Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, second to the Class M-10 Certificates, third to the Class M-9
                        Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class
                        M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class
                        M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M-1 Certificates. Realized
                        Losses will not be allocated to any of the Class A
                        Certificates.

                        Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those Certificates from Net Monthly Excess Cashflow, sequentially, as described below.

[FREMONT INVESTMENT & LOAN LOGO]                 FREMONT HOME LOAN TRUST 2006-B

Priority of
Distributions:          Available funds from the Mortgage Loans will be
                        distributed as follows:

                        1) Interest funds, as follows: first, to pay master servicing fees, trust administration fees and servicing fees, second, any Net Swap Payment to the Swap Provider (other than a Swap Termination Payment), third, from interest related to the Group 1 Mortgage Loans, monthly interest plus any previously unpaid interest to the Class 1-A Certificates, and from interest related to the Group 2 Mortgage Loans, monthly interest plus any previously unpaid interest to the Class 2-A Certificates on a pro rata basis based on the entitlement of each such class, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, thirteenth, monthly interest to the Class M-10 Certificates and fourteenth, monthly interest to the Class M-11 Certificates.

                        2) Principal funds, as follows: in each case as described under "Principal Paydown", first monthly principal to the Senior Certificates, second monthly principal to the Class M-1 Certificates, third monthly principal to the Class M-2 Certificates, fourth monthly principal to the Class M-3 Certificates, fifth monthly principal to the Class M-4 Certificates, sixth monthly principal to the Class M-5 Certificates, seventh monthly principal to the Class M-6 Certificates, eighth monthly principal to the Class M-7 Certificates, ninth monthly principal to the M-8 Certificates, tenth monthly principal to the Class M-9 Certificates, eleventh monthly principal to the Class M-10 Certificates and twelfth monthly principal to the Class M-11 Certificates.

                        3) Net Monthly Excess Cashflow as follows: first, as principal to the certificates to build the Overcollateralization Amount in the order of priority described under "Principal Paydown" below, second, any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class M-11 Certificates, then any unpaid applied Realized Loss amount to the Class M-11 Certificates.

[FREMONT INVESTMENT & LOAN LOGO]                 FREMONT HOME LOAN TRUST 2006-B

                        4) To the extent available, any remaining Net Monthly Excess Cashflow to pay any Net WAC Rate Carryover Amount, first to the Senior Certificates, pro rata, based on the entitlement of each such class, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and lastly to the Class M-11 Certificates.

                      5) Any remaining Net Monthly Excess Cashflow to the holders of certain non-offered classes of certificates as described in the Pooling Agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Trigger Event pursuant to the Swap Agreement).

Principal Paydown:            Principal allocated to the Group 1 Certificates
                              will be distributed to the Class 1-A
                              Certificates until the aggregate principal balance thereof has been reduced to zero.
                              Principal allocated to the Group 2 Certificates will be distributed sequentially to the Class
                              2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4
                              Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate
                              Certificates are written down to zero, the related share of the principal allocable to the Group 2 Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid down to zero.

                        1) Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: first, to the Class M-1 Certificates, second, to the Class M-2 Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-4 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-8 Certificates, ninth, to the Class M-9 Certificates, tenth, to the Class M-10 Certificates and eleventh, to the Class M-11 Certificates.

                        2) On or after the Stepdown Date and if a Trigger Event is not in effect, the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first, to the Senior Certificates, such that the Senior Certificates will have at least 43.20% credit enhancement, second, to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 34.20% credit enhancement, third, to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 27.90% credit enhancement, fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 24.20% credit enhancement, fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 20.80% credit enhancement, sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 17.60% credit enhancement, seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have at 14.60% credit enhancement, eighth, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 11.70% credit enhancement, ninth, to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 9.20% credit enhancement, tenth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.30% credit enhancement, eleventh, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.00% credit enhancement and twelfth, to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 4.00% credit enhancement.

[FREMONT INVESTMENT & LOAN LOGO]                 FREMONT HOME LOAN TRUST 2006-B

Swap Account:           Funds deposited into the Swap Account on a Distribution
                        Date will include:

                            (i) the net swap payments owed to the Swap Provider for such Distribution Date,

                            (ii) any net swap payments received from the Swap Provider for such Distribution Date,

                        On each Distribution Date, after taking into account any payments made from Net Monthly Excess Cashflows, payments from the Swap Account shall be distributed as follows:

                            (i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

                            (ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

                            (iii) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

                            (iv)   to the Subordinate Certificates,
                                   sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

                            (v)    to the Senior Certificates and the
                                   Subordinate Certificates, any principal in accordance with the principal payment provisions described above under "Principal Paydown" in an amount necessary to maintain the applicable Overcollateralization Target Amount;

                            (vi)   to the Subordinate Certificates,
                                   sequentially, any remaining Allocated
                                   Realized Loss Amounts;

                            (vii) an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

                        With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (v) and (vi) above shall not exceed cumulative Realized Losses incurred.

[FREMONT INVESTMENT & LOAN LOGO]                 FREMONT HOME LOAN TRUST 2006-B

                             SWAP AGREEMENT SCHEDULE

      On each Distribution Date, the effective notional amount of the Swap Agreement will be equal to the lesser of (a) the Scheduled Maximum Swap Notional Amount multiplied by a factor of 250 and (b) the outstanding principal amount of the Senior and Subordinate Certificates.

            SCHEDULED                                    SCHEDULED
           MAXIMUM SWAP                                MAXIMUM SWAP
         NOTIONAL AMOUNT                              NOTIONAL AMOUNT   SWAP STRIKE
PERIOD         ($)         SWAP STRIKE (%)   PERIOD         ($)             (%)
------   ---------------   ---------------   ------   ---------------   -----------
   1       3,977,824.00         5.69           37       378,500.91          5.69
   2       3,952,662.99         5.69           38       370,029.27          5.69
   3       3,922,560.49         5.69           39       361,745.68          5.69
   4       3,887,551.53         5.69           40       353,645.95          5.69
   5       3,847,689.42         5.69           41       345,726.03          5.69
   6       3,803,045.87         5.69           42       337,981.92          5.69
   7       3,753,711.03         5.69           43       330,409.74          5.69
   8       3,699,793.42         5.69           44       323,005.68          5.69
   9       3,641,419.70         5.69           45       315,766.01          5.69
  10       3,578,734.39         5.69           46       308,687.10          5.69
  11       3,511,904.80         5.69           47       301,765.38          5.69
  12       3,441,807.84         5.69           48       294,997.39          5.69
  13       3,369,091.47         5.69           49       288,379.70          5.69
  14       3,293,904.35         5.69           50       281,909.00          5.69
  15       3,216,406.03         5.69           51       275,582.04          5.69
  16       3,136,766.19         5.69           52       269,395.62          5.69
  17       3,055,163.89         5.69           53       263,346.65          5.69
  18       2,971,786.74         5.69           54       257,432.08          5.69
  19       2,886,829.99         5.69           55       251,648.93          5.69
  20       2,800,495.54         5.69           56       245,994.29          5.69
  21       2,711,546.06         5.69           57       240,418.47          5.69
  22       2,611,645.13         5.69           58       234,535.14          5.69
  23         615,015.21         5.69           59       229,268.02          5.69
  24         526,394.95         5.69           60       223,221.17          5.69
  25         514,388.38         5.69           61       218,217.24          5.69
  26         502,657.21         5.69           62       213,323.91          5.69
  27         491,195.01         5.69           63       208,538.76          5.69
  28         479,995.50         5.69           64       203,859.42          5.69
  29         469,052.58         5.69           65       199,283.57          5.69
  30         458,360.26         5.69           66       194,808.94          5.69
  31         447,912.71         5.69           67       190,433.31          5.69
  32         435,549.48         5.69           68       186,154.51          5.69
  33         425,652.20         5.69           69       181,970.41          5.69
  34         414,247.08         5.69           70       177,878.95          5.69
  35         402,758.68         5.69           71       173,878.09          5.69
  36         387,164.84         5.69           72       169,965.83          5.69

[FREMONT INVESTMENT & LOAN LOGO]                 FREMONT HOME LOAN TRUST 2006-B

                                BREAKEVEN LOSSES

CLASS
RATING (S/M/F)     M-1        M-2        M-3        M-4        M-5        M-6
LOSS SEVERITY        30%        30%        30%        30%        30%        30%
DEFAULT           40.94CDR   32.23CDR   27.89CDR   24.31CDR   21.24CDR   18.55CDR
COLLATERAL LOSS   20.54%     18.07%     16.60%     15.24%     13.96%     12.72%

LOSS SEVERITY        40%        40%        40%        40%        40%        40%
DEFAULT           27.05CDR   22.07CDR   19.45CDR   17.21CDR   15.23CDR   13.45CDR
COLLATERAL LOSS   21.73%     19.09%     17.53%     16.08%     14.71%     13.40%

LOSS SEVERITY        50%        50%        50%        50%        50%        50%
DEFAULT           20.20CDR   16.78CDR   14.93CDR   13.31CDR   11.86CDR   10.54CDR
COLLATERAL LOSS   22.48%     19.74%     18.12%     16.62%     15.20%     13.83%

CLASS
RATING (S/M/F)     M-7        M-8        M-9        M-10       M-11
LOSS SEVERITY        30%        30%        30%        30%        30%
DEFAULT           16.07CDR   14.04CDR   12.48CDR   11.50CDR   10.42CDR
COLLATERAL LOSS   11.48%     10.38%      9.49%      8.90%      8.22%

LOSS SEVERITY        40%        40%        40%        40%        40%
DEFAULT           11.76CDR   10.35CDR    9.26CDR    8.57CDR    7.82CDR
COLLATERAL LOSS   12.08%     10.91%      9.96%      9.34%      8.65%

LOSS SEVERITY        50%        50%        50%        50%        50%
DEFAULT            9.27CDR    8.20CDR    7.35CDR    6.82CDR    6.25CDR
COLLATERAL LOSS   12.46%     11.25%     10.25%      9.61%      8.91%

ASSUMPTIONS:

1) Run at the Pricing Speed to Maturity

2) Forward LIBOR

3) Triggers are failing

4) 12 month liquidation lag

5) "Break" is the CDR that creates the first dollar of principal loss on the related bond

6) Defaults are in addition to prepayments

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          WEIGHTED AVERAGE LIFE TABLES

CLASS 2-A-1 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         1.24     1.10      1.00      0.89      0.81
MDUR(yr)        1.18     1.05      0.96      0.86      0.78
FirstPrinPay       1        1         1         1         1
LastPrinPay       24       21        19        17        15

CLASS 2-A-1 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         1.24     1.10      1.00      0.89      0.81
MDUR(yr)        1.18     1.05      0.96      0.86      0.78
FirstPrinPay       1        1         1         1         1
LastPrinPay       24       21        19        17        15

CLASS 2-A-2 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         2.57     2.24      2.00      1.77      1.61
MDUR(yr)        2.37     2.08      1.87      1.67      1.52
FirstPrinPay      24       21        19        17        15
LastPrinPay       37       32        28        24        22

CLASS 2-A-2 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         2.57     2.24      2.00      1.77      1.61
MDUR(yr)        2.37     2.08      1.87      1.67      1.52
FirstPrinPay      24       21        19        17        15
LastPrinPay       37       32        28        24        22

CLASS 2-A-3 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         4.98     4.16      3.50      2.74      2.31
MDUR(yr)        4.26     3.64      3.12      2.50      2.14
FirstPrinPay      37       32        28        24        22
LastPrinPay       96       79        67        55        33

CLASS 2-A-3 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         4.98     4.16      3.50      2.74      2.31
MDUR(yr)        4.26     3.64      3.12      2.50      2.14
FirstPrinPay      37       32        28        24        22
LastPrinPay       96       79        67        55        33

CLASS 2-A-4 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         9.35     7.67      6.52      5.39      3.73
MDUR(yr)        7.15     6.13      5.38      4.59      3.30
FirstPrinPay      96       79        67        55        33
LastPrinPay      115       94        80        66        55

CLASS 2-A-4 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         11.76    9.67      8.17      6.72      4.79
MDUR(yr)         8.31    7.23      6.36      5.45      4.04
FirstPrinPay       96      79        67        55        33
LastPrinPay       255     213       180       147       123

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          WEIGHTED AVERAGE LIFE TABLES

CLASS M-1 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51     5.41      4.77      4.44      4.57
MDUR(yr)        5.27     4.53      4.09      3.86      3.97
FirstPrinPay      41       38        40        45        50
LastPrinPay      115       94        80        66        55

CLASS M-1 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)          7.2     5.98      5.24      4.81      5.03
MDUR(yr)         5.6     4.84      4.37       4.1       4.3
FirstPrinPay      41       38        40        45        50
LastPrinPay      217      179       151       123       103

CLASS M-2 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4      4.74      4.28       4.2
MDUR(yr)        5.27     4.52      4.05      3.73      3.68
FirstPrinPay      41       37        39        42        46
LastPrinPay      115       94        80        66        55

CLASS M-2 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         7.17     5.95      5.18      4.63      4.51
MDUR(yr)        5.59     4.83      4.32      3.96       3.9
FirstPrinPay      41       37        39        42        46
LastPrinPay      205      169       143       117        98

CLASS M-3 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4      4.72      4.21      4.02
MDUR(yr)        5.26     4.52      4.04      3.67      3.54
FirstPrinPay      41       37        39        41        44
LastPrinPay      115       94        80        66        55

CLASS M-3 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         7.15     5.93      5.15      4.55      4.32
MDUR(yr)        5.58     4.81       4.3       3.9      3.75
FirstPrinPay      41       37        39        41        44
LastPrinPay      196      161       136       111        93

CLASS M-4 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4      4.71      4.17      3.93
MDUR(yr)        5.25     4.51      4.02      3.64      3.46
FirstPrinPay      41       37        38        40        42
LastPrinPay      115       94        80        66        55

CLASS M-4 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         7.12     5.91      5.13      4.5       4.21
MDUR(yr)        5.55     4.79      4.28      3.86      3.66
FirstPrinPay      41       37        38        40        42
LastPrinPay      189      156       131       107        90

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          WEIGHTED AVERAGE LIFE TABLES

CLASS M-5 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4       4.7      4.15      3.85
MDUR(yr)        5.24      4.5      4.01      3.61       3.4
FirstPrinPay      41       37        38        39        41
LastPrinPay      115       94        80        66        55

CLASS M-5 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         7.09     5.88      5.09      4.46      4.12
MDUR(yr)        5.53     4.77      4.25      3.82      3.59
FirstPrinPay      41       37        38        39        41
LastPrinPay      182      150       126       103        86

CLASS M-6 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4      4.7       4.11       3.8
MDUR(yr)        5.22     4.49        4       3.58      3.35
FirstPrinPay      41       37       38         39        40
LastPrinPay      115       94       80         66        55

CLASS M-6 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         7.05     5.85      5.06       4.4      4.05
MDUR(yr)        5.49     4.74      4.22      3.77      3.53
FirstPrinPay      41       37        38        39        40
LastPrinPay      174      143       120        98        82

CLASS M-7 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4      4.69       4.1      3.76
MDUR(yr)        5.12     4.41      3.93      3.52      3.27
FirstPrinPay      41       37        37        38        39
LastPrinPay      115       94        80        66        55

CLASS M-7 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)            7      5.8      5.02      4.36      3.98
MDUR(yr)        5.35     4.63      4.13      3.69      3.43
FirstPrinPay      41       37        37        38        39
LastPrinPay      165      136       114        93        78

CLASS M-8 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4      4.68      4.08      3.73
MDUR(yr)        5.09     4.39       3.9      3.49      3.24
FirstPrinPay      41       37        37        38        39
LastPrinPay      115       94        80        66        55

CLASS M-8 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.92     5.74      4.95      4.29      3.92
MDUR(yr)        5.29     4.57      4.07      3.63      3.37
FirstPrinPay      41       37        37        38        39
LastPrinPay      155      127       107        88        73

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          WEIGHTED AVERAGE LIFE TABLES

CLASS M-9 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4      4.68      4.08      3.68
MDUR(yr)        4.92     4.27      3.81      3.41      3.14
FirstPrinPay      41       37        37        38        38
LastPrinPay      115       94        80        66        55

CLASS M-9 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.82     5.66      4.88      4.24      3.83
MDUR(yr)        5.06     4.40      3.92      3.51      3.24
FirstPrinPay      41       37        37        38        38
LastPrinPay      144      118        99        81        68

CLASS M-10 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.51      5.4      4.68      4.05      3.68
MDUR(yr)        4.86     4.22      3.77      3.36      3.11
FirstPrinPay      41       37        37        37        38
LastPrinPay      115       94        80        66        55

CLASS M-10 TO MATURITY

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.71     5.56       4.8      4.15      3.77
MDUR(yr)        4.95     4.30      3.84      3.42      3.17
FirstPrinPay      41       37        37        37        38
LastPrinPay      133      109        92        75        63

CLASS M-11 TO CALL

               70%PPC   85%PPC   100%PPC   120%PPC   140%PPC
               ------   ------   -------   -------   -------
WAL(yr)         6.47     5.37      4.64      4.02      3.65
MDUR(yr)        4.84     4.20      3.75      3.34      3.09
FirstPrinPay      41       37        37        37        37
LastPrinPay      115       94        80        66        55

CLASS M-11 TO MATURITY

               70%PPC   85%PPC   100%PPC   20%PPC    140%PPC
               ------   ------   -------   -------   -------
WAL(yr)          6.5      5.4      4.67     4.03       3.67
MDUR(yr)        4.86     4.22      3.76     3.35       3.10
FirstPrinPay      41       37        37       37         37
LastPrinPay      124      101        85       70         59

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

              AVAILABLE FUNDS SCHEDULE FOR THE GROUP 1 CERTIFICATES

           GROUP 1       GROUP 1               GROUP 1       GROUP 1
         NET WAC(1,3)   AFC (2,3)            NET WAC(1,3)   AFC (2,3)
PERIOD       (%)           (%)      PERIOD       (%)           (%)
------   ------------   ---------   ------   ------------   --------
   1         N/A           N/A        41        10.14         15.74
   2         7.80         22.11       42        10.13         15.77
   3         7.72         22.03       43        11.07         16.96
   4         7.80         22.10       44        10.12         15.82
   5         7.72         22.02       45        10.40         16.20
   6         7.72         22.02       46        10.10         15.86
   7         7.98         22.27       47        10.39         16.25
   8         7.72         22.01       48        10.09         15.92
   9         7.80         22.08       49        10.08         15.94
  10         7.72         22.00       50        10.36         16.32
  11         7.80         22.07       51        10.07         15.99
  12         7.72         21.98       52        10.35         16.37
  13         7.72         21.98       53        10.05         16.04
  14         7.80         22.05       54        10.05         16.06
  15         7.72         21.96       55        10.96         17.22
  16         7.80         22.03       56        10.03         16.11
  17         7.72         21.94       57        10.31         16.49
  18         7.72         21.93       58        10.02         16.15
  19         7.89         22.09       59        10.29         16.53
  20         7.72         21.91       60        10.00         16.19
  21         7.81         21.97       61        10.00         16.21
  22         7.77         21.87       62        10.27         16.59
  23        10.00         13.43       63         9.98         16.27
  24         9.92         12.96       64        10.25         16.63
  25         9.91         12.98       65         9.97         16.32
  26        10.20         13.30       66         9.96         16.34
  27         9.90         13.04       67        10.52         17.08
  28        10.20         13.38       68         9.94         16.40
  29        10.16         14.13       69        10.21         16.76
  30        10.19         14.25       70         9.93         16.45
  31        11.14         15.33       71        10.19         16.81
  32        10.18         14.29       72         9.91         16.50
  33        10.47         14.64       73         9.94         11.83
  34        10.16         14.35       74        10.26         12.21
  35        10.46         15.72       75         9.92         11.80
  36        10.17         15.44       76        10.24         12.17
  37        10.16         15.46       77         9.91         11.77
  38        10.45         15.84       78         9.90         11.75
  39        10.15         15.50       79        10.95         12.99
  40        10.44         15.89       80         9.88         11.72

(1) Assumes 1 month LIBOR remains at 5.40% and 6 month LIBOR remains at 5.55% and the cashflows are run to the Optional Termination at the pricing speed.

(2) Assumes 1 month LIBOR and 6 month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination at the pricing speed.

(3) Assumes Net Swap Payments are included, as applicable.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

              AVAILABLE FUNDS SCHEDULE FOR THE GROUP 2 CERTIFICATES

           GROUP 2       GROUP 2               GROUP 2       GROUP 2
         NET WAC(1,3)   AFC (2,3)            NET WAC(1,3)   AFC (2,3)
PERIOD       (%)           (%)      PERIOD       (%)           (%)
------   ------------   ---------   ------   ------------   --------
   1         N/A           N/A        41        10.11         15.71
   2         7.80         22.11       42        10.10         15.75
   3         7.72         22.03       43        11.04         16.93
   4         7.80         22.10       44        10.09         15.79
   5         7.72         22.02       45        10.38         16.18
   6         7.72         22.02       46        10.08         15.84
   7         7.98         22.27       47        10.36         16.23
   8         7.72         22.01       48        10.07         15.90
   9         7.80         22.08       49        10.06         15.92
  10         7.72         22.00       50        10.34         16.30
  11         7.80         22.07       51        10.05         15.97
  12         7.72         21.98       52        10.32         16.35
  13         7.72         21.98       53        10.03         16.02
  14         7.80         22.05       54        10.02         16.04
  15         7.72         21.96       55        10.93         17.20
  16         7.80         22.03       56        10.01         16.09
  17         7.72         21.94       57        10.29         16.46
  18         7.72         21.93       58        10.00         16.13
  19         7.89         22.09       59        10.27         16.51
  20         7.72         21.91       60         9.99         16.17
  21         7.81         21.98       61         9.98         16.20
  22         7.73         21.82       62        10.25         16.57
  23        10.00         13.44       63         9.97         16.25
  24         9.88         12.92       64        10.24         16.62
  25         9.87         12.94       65         9.95         16.30
  26        10.16         13.26       66         9.95         16.33
  27         9.86         13.00       67        10.51         17.06
  28        10.15         13.32       68         9.93         16.38
  29        10.14         14.10       69        10.20         16.75
  30        10.15         14.21       70         9.92         16.44
  31        11.11         15.28       71        10.18         16.80
  32        10.15         14.25       72         9.90         16.49
  33        10.44         14.60       73         9.93         11.82
  34        10.14         14.29       74        10.25         12.19
  35        10.43         15.68       75         9.91         11.78
  36        10.14         15.39       76        10.24         12.16
  37        10.13         15.41       77         9.90         11.75
  38        10.42         15.79       78         9.89         11.74
  39        10.12         15.46       79        10.94         12.98
  40        10.41         15.84       80         9.88         11.71

(1) Assumes 1 month LIBOR remains at 5.40% and 6 month LIBOR remains at 5.55% and the cashflows are run to the Optional Termination at the pricing speed.

(2) Assumes 1 month LIBOR and 6 month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination at the pricing speed.

(3) Assumes Net Swap Payments are included, as applicable.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

              AVAILABLE FUNDS SCHEDULE FOR THE CLASS M CERTIFICATES

           CLASS M       CLASS M               CLASS M       CLASS M
         NET WAC(1,3)   AFC (2,3)            NET WAC(1,3)   AFC (2,3)
PERIOD       (%)           (%)      PERIOD       (%)           (%)
------   ------------   ---------   ------   ------------   --------
  1          N/A           N/A        41        10.12         15.72
  2          7.80         22.11       42        10.11         15.75
  3          7.72         22.03       43        11.04         16.94
  4          7.80         22.10       44        10.10         15.80
  5          7.72         22.02       45        10.38         16.18
  6          7.72         22.02       46        10.08         15.85
  7          7.98         22.27       47        10.37         16.23
  8          7.72         22.01       48        10.07         15.90
  9          7.80         22.08       49        10.06         15.92
  10         7.72         22.00       50        10.34         16.31
  11         7.80         22.07       51        10.05         15.97
  12         7.72         21.98       52        10.33         16.35
  13         7.72         21.98       53        10.04         16.02
  14         7.80         22.05       54        10.03         16.05
  15         7.72         21.96       55        10.94         17.20
  16         7.80         22.03       56        10.02         16.10
  17         7.72         21.94       57        10.29         16.47
  18         7.72         21.93       58        10.00         16.14
  19         7.89         22.09       59        10.28         16.51
  20         7.72         21.91       60         9.99         16.17
  21         7.81         21.98       61         9.98         16.20
  22         7.74         21.83       62        10.26         16.57
  23        10.00         13.44       63         9.97         16.25
  24         9.89         12.92       64        10.24         16.62
  25         9.88         12.95       65         9.96         16.30
  26        10.17         13.27       66         9.95         16.33
  27         9.87         13.01       67        10.51         17.06
  28        10.16         13.33       68         9.93         16.38
  29        10.14         14.11       69        10.20         16.75
  30        10.16         14.22       70         9.92         16.44
  31        11.11         15.29       71        10.18         16.80
  32        10.15         14.25       72         9.90         16.49
  33        10.44         14.60       73         9.93         11.82
  34        10.14         14.30       74        10.25         12.20
  35        10.44         15.69       75         9.92         11.79
  36        10.15         15.40       76        10.24         12.16
  37        10.14         15.42       77         9.90         11.76
  38        10.43         15.80       78         9.89         11.74
  39        10.13         15.47       79        10.94         12.98
  40        10.42         15.85       80         9.88         11.71

(1) Assumes 1 month LIBOR remains at 5.40% and 6 month LIBOR remains at 5.55% and the cashflows are run to the Optional Termination at the pricing speed.

(2) Assumes 1 month LIBOR and 6 month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination at the pricing speed.

(3) Assumes Net Swap Payments are included, as applicable.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                                  EXCESS SPREAD

                                   EXCESS       EXCESS                                                     EXCESS
                                   SPREAD       SPREAD                                      EXCESS         SPREAD
                                    UNDER        UNDER               FWD 1-               SPREAD UNDER      UNDER
           FWD 1-      FWD 6-      STATIC       FORWARD              MONTH      FWD 6-      STATIC        FORWARD
           MONTH       MONTH        LIBOR        LIBOR               LIBOR      MONTH        LIBOR         LIBOR
PERIOD   LIBOR (%)   LIBOR (%)   (%)(2,3,4)   (%)(1,2,4)   PERIOD     (%)     LIBOR (%)    (%)(2,3,4)    (%)(1,2,4)
------   ---------   ---------   ----------   ----------   ------   -------   ---------   ------------   ----------
   1      5.40000     5.55000       N/A          N/A         41     5.47145    5.55427        4.66          4.61
   2      5.48742     5.56117       2.25         2.25        42     5.47624    5.56239        4.66          4.61
   3      5.50029     5.55534       2.24         2.24        43     5.48701    5.57343        5.08          5.03
   4      5.50687     5.54418       2.25         2.25        44     5.49087    5.58130        4.65          4.59
   5      5.51758     5.52430       2.24         2.24        45     5.50013    5.59134        4.78          4.72
   6      5.51501     5.49735       2.24         2.24        46     5.51595    5.60139        4.63          4.55
   7      5.45962     5.47093       2.27         2.27        47     5.52130    5.61096        4.77          4.72
   8      5.45395     5.44690       2.24         2.24        48     5.53063    5.62100        4.62          4.57
   9      5.44017     5.42075       2.25         2.25        49     5.54052    5.63026        4.61          4.55
  10      5.38323     5.39405       2.24         2.24        50     5.54670    5.63801        4.74          4.68
  11      5.36874     5.37817       2.24         2.24        51     5.55869    5.64641        4.59          4.53
  12      5.34562     5.36019       2.23         2.23        52     5.57681    5.65514        4.72          4.65
  13      5.31564     5.34701       2.23         2.23        53     5.58128    5.66004        4.58          4.53
  14      5.29809     5.34228       2.24         2.24        54     5.58486    5.66629        4.57          4.52
  15      5.28482     5.33805       2.23         2.23        55     5.58967    5.66951        4.97          4.93
  16      5.28781     5.33623       2.24         2.24        56     5.59556    5.64569        4.55          4.50
  17      5.27329     5.33718       2.23         2.23        57     5.60394    5.62236        4.68          4.62
  18      5.26585     5.34008       2.22         2.22        58     5.61068    5.59490        4.54          4.47
  19      5.28556     5.34530       2.24         2.24        59     5.61692    5.57049        4.66          4.54
  20      5.27440     5.35168       2.22         2.22        60     5.59657    5.54311        4.52          4.40
  21      5.27501     5.35892       2.23         2.23        61     5.45194    5.51661        4.51          4.49
  22      5.29698     5.36646       2.23         2.23        62     5.45293    5.51762        4.64          4.62
  23      5.28992     5.37535       4.42         4.50        63     5.45397    5.51782        4.50          4.47
  24      5.29448     5.38471       4.45         4.53        64     5.45504    5.51891        4.62          4.60
  25      5.31976     5.39282       4.44         4.50        65     5.45559    5.51904        4.48          4.42
  26      5.31536     5.40268       4.58         4.65        66     5.45455    5.51971        4.47          4.41
  27      5.32228     5.41177       4.43         4.49        67     5.45594    5.52113        4.73          4.67
  28      5.34706     5.42251       4.57         4.61        68     5.45611    5.52130        4.45          4.39
  29      5.34564     5.43076       4.71         4.66        69     5.45712    5.52277        4.58          4.52
  30      5.34978     5.43958       4.72         4.67        70     5.45731    5.52296        4.44          4.38
  31      5.37162     5.45043       5.16         5.08        71     5.45917    5.52356        4.56          4.50
  32      5.37057     5.46043       4.71         4.64        72     5.45899    5.52425        4.42          4.37
  33      5.37901     5.47131       4.85         4.78        73     5.45912    5.52352        4.45          4.37
  34      5.39987     5.48304       4.70         4.61        74     5.46055    5.52455        4.64          4.56
  35      5.40122     5.49377       4.84         4.79        75     5.46034    5.52563        4.45          4.38
  36      5.40952     5.50513       4.70         4.65        76     5.46179    5.52582        4.64          4.57
  37      5.42839     5.51518       4.69         4.63        77     5.46194    5.52598        4.46          4.38
  38      5.43180     5.52593       4.81         4.75        78     5.46128    5.55087        4.47          4.39
  39      5.44571     5.53551       4.67         4.59        79     5.46310    5.57469        5.03          4.96
  40      5.46762     5.54684       4.81         4.72        80     5.46456    5.59841        4.47          4.40

(1) The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% ARM PPC and 100% FRM to the Clean-up Call Date (30/360 basis).

(2) Calculated as (a) interest collections on the collateral (net of the trust administration fees, master servicing fees, servicing fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period.

(3)   Assumes 1 month LIBOR stays at 5.40% and 6 month LIBOR stays at 5.55%.

(4)   Assumes Net Swap Payments are included, as applicable.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                           MORTGAGE LOANS (AGGREGATE)
                             AS OF THE CUT-OFF DATE

                                                                     MINIMUM                  MAXIMUM
                                                               --------------------        -------------
Scheduled Principal Balance                 $ 1,014,751,723    $             14,969         $  1,419,555
Average Scheduled Principal Balance         $       212,959
Number of Mortgage Loans                              4,765

Weighted Average Gross Coupon                         8.597%                  5.500%              14.200%
Weighted Average FICO Score                             627                     500                  816
Weighted Average Combined Original LTV                81.43%                  13.70%              100.00%

Weighted Average Original Term                   359 months              120 months           360 months
Weighted Average Stated Remaining Term           357 months              118 months           359 months
Weighted Average Seasoning                         2 months                1  month            14 months

Weighted Average Gross Margin*                        6.067%                  3.429%               6.990%
Weighted Average Minimum Interest Rate*               8.501%                  5.500%              13.990%
Weighted Average Maximum Interest Rate*              14.502%                 11.500%              19.990%
Weighted Average Initial Rate Cap*                    2.713%                  2.000%               3.000%
Weighted Average Subsequent Rate Cap*                 1.500%                  1.500%               1.500%
Weighted Average Months to Roll*                  22 months               10 months            59 months

Maturity Date                                                            Jun 1 2016           Jul 1 2036
Maximum Zip Code Concentration                         0.37%   20774

ARM                                                   80.93%   Easy Documentation                   1.03%
Fixed Rate                                            19.07%   Full Documentation                  56.42%
                                                               Stated Documentation                42.55%
2/28 6 MO LIBOR                                       36.29%
2/28 6 MO LIBOR 40/30 Balloon                         34.45%   Cash Out Refinance                  45.59%
2/28 6 MO LIBOR IO                                     9.23%   Home Improvement                     3.69%
3/27 6 MO LIBOR                                        0.45%   Purchase                            49.44%
3/27 6 MO LIBOR 40/30 Balloon                          0.22%   Rate/Term Refinance                  1.28%
3/27 6 MO LIBOR IO                                     0.08%
5/25 6 MO LIBOR                                        0.03%   2 Units                              8.69%
5/25 6 MO LIBOR 40/30 Balloon                          0.17%   3 Units                              1.61%
Fixed Rate                                            15.04%   4 Units                              0.53%
Fixed Rate 40/30 Balloon                               4.04%   Condominium                          6.70%
                                                               Single Family                       82.47%
Interest Only                                          9.31%
Not Interest Only                                     90.69%
                                                               Non-owner                            3.58%
Prepay Penalty: N/A                                   40.31%   Primary                             95.53%
Prepay Penalty: 12 months                              6.72%   Second Home                          0.89%
Prepay Penalty: 24 months                             39.81%
Prepay Penalty: 30 months                              0.05%   Top 5 States:
Prepay Penalty: 36 months                             13.11%   California                          25.91%
                                                               Florida                             14.71%
First Lien                                            92.92%   New York                            10.51%
Second Lien                                            7.08%   Maryland                             7.16%
                                                               Illinois                             6.10%

*     ARMs Loans Only

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                    THE MORTGAGE LOANS - AGGREGATE COLLATERAL

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                      Pct. Of                                       Weighted
                                                       Pool      Weighted   Weighted                  Avg.
                            Number                      By         Avg.       Avg.        Avg.      Combined     Pct.      Pct.
                              of       Principal     Principal    Gross     Current    Principal    Original     Full     Owner
Current Principal Balance   Loans       Balance       Balance     Coupon      FICO      Balance       LTV        Doc     Occupied
-------------------------   ------   -------------   ---------   --------   --------   ----------   --------   -------   --------
      0.01 -   50,000.00       525   $   18,334,807      1.81%     11.392%      637     $   34,923     98.06%    73.26%    98.12%
 50,000.01 -  100,000.00       917       68,508,097      6.75      10.314       623         74,709     89.45     61.06     91.96
100,000.01 -  150,000.00       695       86,383,752      8.51       9.275       614        124,293     81.60     65.29     95.87
150,000.01 -  200,000.00       666      115,832,276     11.41       8.703       617        173,922     80.28     64.03     96.04
200,000.01 -  250,000.00       468      105,111,211     10.36       8.633       613        224,597     79.26     56.13     93.90
250,000.01 -  300,000.00       346       95,217,065      9.38       8.517       618        275,194     79.70     51.82     94.26
300,000.01 -  350,000.00       294       95,596,693      9.42       8.276       626        325,159     79.81     54.74     95.64
350,000.01 -  400,000.00       246       91,999,890      9.07       8.240       631        373,983     80.67     50.04     95.94
400,000.01 -  450,000.00       157       66,604,437      6.56       8.183       631        424,232     81.45     49.84     96.79
450,000.01 -  500,000.00       122       57,780,396      5.69       8.009       640        473,610     80.35     47.66     99.14
500,000.01 -  550,000.00        80       42,036,913      4.14       7.986       645        525,461     82.09     58.95     97.52
550,000.01 -  600,000.00        65       37,423,588      3.69       8.185       643        575,748     81.31     47.62     98.45
600,000.01 -  650,000.00        50       31,167,629      3.07       8.143       634        623,353     82.14     55.98     95.97
650,000.01 -  700,000.00        36       24,300,613      2.39       8.226       658        675,017     83.58     55.26     97.14
700,000.01 -  750,000.00        43       31,347,367      3.09       8.048       632        729,009     79.72     51.16     90.56
750,000.01 -  800,000.00        36       28,300,551      2.79       8.252       640        786,126     80.45     44.81     94.36
800,000.01 -  850,000.00         6        4,945,373      0.49       7.839       611        824,229     77.65     82.84     83.62
850,000.01 -  900,000.00         2        1,721,935      0.17       7.074       713        860,967     80.00     50.37    100.00
950,000.01 -1,000,000.00         5        4,944,584      0.49       7.549       649        988,917     79.25    100.00    100.00
    1,000,000.01 -
      1,250,000.00               4        4,395,858      0.43       7.207       638      1,098,965     71.81    100.00    100.00
    1,250,000.01 -
      1,500,000.00               2        2,798,689      0.28       8.003       640      1,399,344     80.00    100.00    100.00
                             -----   --------------    ------       -----       ---     ----------     -----    ------    ------
        TOTAL:               4,765   $1,014,751,723    100.00%      8.597%      627     $  212,959     81.43%    56.42%    95.53%
                             =====   ==============    ======       =====       ===     ==========     =====    ======    ======

                           DISTRIBUTION BY CURRENT RATE

                                          Pct. Of                                      Weighted
                                           Pool      Weighted   Weighted                 Avg.
                Number                      By         Avg.       Avg.        Avg.     Combined     Pct.      Pct.
                  of       Principal     Principal     Gross    Current    Principal   Original     Full     Owner
Current Rate    Loans       Balance       Balance     Coupon      FICO      Balance      LTV        Doc     Occupied
-------------   ------   -------------   ---------   --------   --------   ---------   --------   -------   --------
 5.001-5.500         1   $      224,411      0.02%      5.500%      701     $ 224,411     84.83%   100.00%   100.00%
 5.501-6.000        15        5,917,668      0.58       5.919       707       394,511     70.73    100.00     95.95
 6.001-6.500        91       31,926,907      3.15       6.313       684       350,845     74.65    100.00     97.68
 6.501-7.000       237       82,872,450      8.17       6.824       659       349,673     79.56     91.50     98.84
 7.001-7.500       355      100,758,244      9.93       7.318       652       283,826     80.15     79.66     99.46
 7.501-8.000       555      163,149,199     16.08       7.794       640       293,963     81.13     67.59     96.17
 8.001-8.500       580      158,828,997     15.65       8.289       635       273,843     80.65     45.85     95.52
 8.501-9.000       627      166,966,343     16.45       8.783       625       266,294     82.58     43.47     92.91
 9.001-9.500       394       83,864,917      8.26       9.300       598       212,855     81.98     40.67     91.74
9.501-10.000       439       79,186,031      7.80       9.781       580       180,378     81.22     39.26     95.88
10.001-10.500      304       37,317,082      3.68      10.269       582       122,754     82.79     43.79     92.25
10.501-11.000      274       31,400,308      3.09      10.815       592       114,600     83.49     23.48     92.40
11.001-11.500      363       31,190,349      3.07      11.267       619        85,924     87.81     35.55     97.46
11.501-12.000      203       19,428,131      1.91      11.772       585        95,705     81.06     46.75     95.36
12.001-12.500      174       12,975,367      1.28      12.267       590        74,571     85.74     69.42     97.19
12.501-13.000      135        7,741,465      0.76      12.755       607        57,344     98.51     56.75    100.00
13.001-13.500       11          682,083      0.07      13.147       621        62,008     99.24     15.88    100.00
13.501-14.000        6          299,345      0.03      13.804       598        49,891     86.26     38.48     48.05
14.001-14.500        1           22,427      0.00      14.200       670        22,427     95.00    100.00    100.00
                  -----  --------------    ------       -----       ---      ---------    -----    ------    ------
   TOTAL:         4,765  $1,014,751,723    100.00%      8.597%      627      $ 212,959    81.43%    56.42%    95.53%
                  =====  ==============    ======       =====       ===      =========    =====    ======    ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY CREDIT SCORE

                                            Pct. Of                                      Weighted
                                             Pool      Weighted   Weighted                 Avg.
                Number                        By         Avg.       Avg.        Avg.     Combined     Pct.      Pct.
                  of        Principal      Principal    Gross     Current    Principal   Original     Full     Owner
Credit Score    Loans        Balance        Balance     Coupon      FICO      Balance      LTV        Doc     Occupied
-------------   ------   ---------------   ---------   --------   --------   ---------   --------    ------   --------
 500 or less         10  $      2,254,459      0.22%     10.101%      500    $  225,446     73.43%    19.43%    90.69%
   501 - 520        220        48,367,766      4.77      10.249       511       219,853     72.29     44.18     95.49
   521 - 540        284        59,458,760      5.86       9.714       530       209,362     74.61     51.39     97.06
   541 - 560        266        55,774,062      5.50       9.381       551       209,677     77.90     63.78     94.46
   561 - 580        265        55,353,323      5.45       9.025       571       208,880     80.83     73.28     94.77
   581 - 600        529        99,868,443      9.84       8.779       591       188,787     81.98     74.32     95.77
   601 - 620        622       122,487,514     12.07       8.508       610       196,925     83.32     76.42     97.47
   621 - 640        745       159,070,377     15.68       8.301       631       213,517     82.76     64.66     94.47
   641 - 660        661       138,694,231     13.67       8.290       649       209,825     83.44     49.66     96.75
   661 - 680        404        89,234,855      8.79       8.174       670       220,878     82.71     41.81     95.82
   681 - 700        278        63,237,792      6.23       8.050       691       227,474     83.33     43.24     94.02
   701 - 720        188        44,653,316      4.40       8.001       710       237,518     82.56     37.36     96.10
   721 - 740        144        36,647,483      3.61       8.287       730       254,496     83.56     26.84     95.02
   741 - 760         70        18,907,514      1.86       8.065       751       270,107     82.36     33.74     93.43
   761 - 780         50        13,474,481      1.33       7.802       769       269,490     77.22     35.63     90.54
   781 - 800         17         4,150,556      0.41       8.338       785       244,150     82.69     10.42     89.76
   801 - 820         12         3,116,793      0.31       7.802       805       259,733     77.09     55.01     81.47
                  -----   ---------------    ------       -----       ---     ---------     -----     -----    ------
     TOTAL:       4,765   $ 1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%    95.53%
                  =====   ===============    ======       =====       ===     =========     =====     =====    ======

                              DISTRIBUTION BY LIEN

                                   Pct. Of                                      Weighted
                                    Pool      Weighted   Weighted                 Avg.
         Number                      By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
           of       Principal     Principal    Gross     Current    Principal   Original    Full     Owner
 Lien    Loans       Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------   ------   --------------  ---------   --------   --------   ---------   --------   ------   --------
  1       3,640   $  942,953,406    92.92%      8.391%      624     $ 259,053     80.03%   56.70%    95.19%
  2       1,125       71,798,317     7.08      11.307       657        63,821     99.77    52.75     99.94
          -----   --------------   ------      ------       ---     ---------     -----    -----     -----
TOTAL:    4,765   $1,014,751,723   100.00%      8.597%      627     $ 212,959     81.43%   56.42%    95.53%
          =====   ==============   ======      ======       ===     =========     =====    =====     =====

                             DISTRIBUTION BY LTV(1)

                                         Pct. Of                                      Weighted
                                          Pool      Weighted   Weighted                 Avg.
               Number                      By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                 of        Principal    Principal    Gross     Current    Principal   Original    Full     Owner
    LTV        Loans        Balance      Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------------   ------   --------------  ---------   --------   --------   ---------   --------   ------   --------
50.00orless        80   $   15,520,687     1.53%      8.495%      615     $ 194,009     42.18%   67.48%    96.85%
50.01- 55.00       42        8,487,157     0.84       8.692       592       202,075     52.84    65.46     97.00
55.01- 60.00       53       11,950,986     1.18       9.398       571       225,490     57.80    58.10     89.63
60.01- 65.00      138       33,450,005     3.30       9.185       585       242,391     63.91    35.86     94.39
65.01- 70.00      188       45,172,294     4.45       9.385       568       240,278     69.16    40.38     93.29
70.01- 75.00      217       56,697,938     5.59       9.094       576       261,281     74.21    43.12     92.41
75.01- 80.00    1,864      495,692,927    48.85       8.083       643       265,930     79.89    52.43     97.20
80.01- 85.00      328       85,278,679     8.40       8.280       609       259,996     84.58    74.42     93.49
85.01- 90.00      590      150,863,626    14.87       8.514       618       255,701     89.77    70.50     90.67
90.01- 95.00      121       27,945,975     2.75       8.720       630       230,958     94.59    70.30     97.57
95.01-100.00    1,144       83,691,451     8.25      10.970       658        73,157     99.95    54.40    100.00
                -----   --------------   ------      ------       ---     ---------     -----    -----    ------
   TOTAL:       4,765   $1,014,751,723   100.00%      8.597%      627     $ 212,959     81.43%   56.42%    95.53%
                =====   ==============   ======      ======       ===     =========     =====    =====    ======

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY DOCUMENTATION

                                           Pct. Of                                      Weighted
                                            Pool      Weighted   Weighted                 Avg.
                Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                  of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
Documentation   Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
-------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
    Easy            33   $   10,453,091      1.03%      9.009%      587     $ 316,760     81.63%     0.00%   99.22%
    Full         2,876      572,569,073     56.42       8.229       618       199,085     82.18    100.00    95.05
   Stated        1,856      431,729,560     42.55       9.076       639       232,613     80.42      0.00    96.07
                 -----   --------------    ------       -----       ---     ---------     -----    ------    -----
   TOTAL:        4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%   95.53%
                 =====   ==============    ======       =====       ===     =========     =====    ======    =====

                             DISTRIBUTION BY PURPOSE

                                              Pct. Of                                      Weighted
                                               Pool      Weighted   Weighted                 Avg.
                   Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                     of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
    Purpose        Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
----------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
Home Improvement      126   $   37,455,176      3.69%      8.396%      610     $ 297,263     77.73%    49.16%   98.54%
   Purchase         2,758      501,707,269     49.44       8.625       649       181,910     84.04     52.19    96.11
   Rate Term           62       13,009,931      1.28       8.718       608       209,838     76.68     70.32    92.20
    Cashout         1,819      462,579,348     45.59       8.580       605       254,304     79.03     61.22    94.75
                    -----   --------------    ------       -----       ---     ---------     -----    ------    -----
    TOTAL:          4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%   95.53%
                    =====   ==============    ======       =====       ===     =========     =====    ======    =====

                            DISTRIBUTION BY OCCUPANCY

                                                Pct. Of                                      Weighted
                                                 Pool      Weighted   Weighted                 Avg.
                     Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                       of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
    Occupancy        Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
   Second Home           40   $    9,068,141      0.89%      8.341%      640     $ 226,704     78.47%    59.51%     0.00%
Non-Owner Occupied      192       36,295,387      3.58       9.108       633       189,038     81.16     63.19      0.00
  Owner Occupied      4,533      969,388,195     95.53       8.580       626       213,851     81.46     56.14    100.00
                      -----   --------------    ------       -----       ---     ---------     -----     -----    ------
     TOTAL:           4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%    95.53%
                      =====   ==============    ======       =====       ===     =========     =====     =====    ======

                         DISTRIBUTION BY PROPERTY TYPE

                                                Pct. Of                                      Weighted
                                                 Pool      Weighted   Weighted                 Avg.
                     Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                       of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
  Property Type      Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
   Condominium          372   $   67,942,638      6.70%      8.875%      640     $ 182,642    81.96%     47.97%   93.65%
   Four Family           15        5,413,073      0.53       8.741       618       360,872    77.32      50.20    76.33
  Single Family       3,973      836,852,413     82.47       8.562       625       210,635    81.44      59.69    96.28
  Three Family           46       16,347,330      1.61       8.736       606       355,377    80.54      51.84    94.89
   Two Family           359       88,196,269      8.69       8.678       633       245,672    81.29      33.21    91.11
                      -----   --------------    ------       -----       ---     ---------    -----      -----    -----
     TOTAL:           4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959    81.43%     56.42%   95.53%
                      =====   ==============    ======       =====       ===     =========    =====      =====    =====

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                              DISTRIBUTION BY STATE

                                                   Pct. Of                                      Weighted
                                                    Pool      Weighted   Weighted                 Avg.
                        Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                          of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
       State            Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
--------------------    ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
      ALASKA                 2   $      418,676      0.04%      9.876%      530     $ 209,338    72.01%     53.67%   100.00%
     ARIZONA               131       21,987,671      2.17       8.732       630       167,845    80.85      57.90     95.32
     ARKANSAS                5          475,579      0.05      10.116       548        95,116    80.47      58.14    100.00
    CALIFORNIA             836      262,915,122     25.91       8.204       644       314,492    80.64      56.01     96.35
     COLORADO               51        7,887,447      0.78       8.417       627       154,656    84.27      76.74     94.05
   CONNECTICUT              46        9,620,417      0.95       8.425       616       209,139    79.35      64.53     98.74
     DELAWARE               12        1,988,408      0.20       8.829       618       165,701    83.26      39.86    100.00
DISTRICT OF COLUMBIA        31        8,456,348      0.83       8.593       627       272,785    80.86      55.03     93.45
     FLORIDA               816      149,287,488     14.71       8.784       620       182,950    81.54      55.62     96.21
     GEORGIA               204       29,463,681      2.90       8.638       619       144,430    85.10      76.45     92.58
     HAWAII                 53       13,916,103      1.37       7.875       675       262,568    77.91      55.43     95.19
     IDAHO                   9        1,624,849      0.16       8.957       562       180,539    78.77      28.14     93.85
    ILLINOIS               344       61,928,574      6.10       9.023       631       180,025    83.43      44.57     94.97
     INDIANA                55        4,957,869      0.49       9.334       598        90,143    84.89      85.66     88.08
      IOWA                   5          430,116      0.04       9.110       632        86,023    88.33      60.26     82.24
     KANSAS                  5          580,905      0.06       9.058       584       116,181    86.26     100.00    100.00
    KENTUCKY                10        1,011,886      0.10       8.934       604       101,189    87.32      79.06    100.00
     MAINE                   4          467,444      0.05       9.059       573       116,861    82.75     100.00    100.00
    MARYLAND               315       72,619,191      7.16       8.752       607       230,537    79.53      66.67     95.99
  MASSACHUSETTS            127       33,943,469      3.35       8.575       611       267,271    81.13      57.96     96.37
     MICHIGAN              130       15,790,038      1.56       9.219       616       121,462    84.83      58.48     91.44
    MINNESOTA               68       10,469,850      1.03       8.392       646       153,968    84.07      69.76    100.00
     MISSOURI               36        4,409,379      0.43       9.193       617       122,483    83.62      57.12     85.06
     NEBRASKA                5          379,394      0.04       8.942       590        75,879    85.74     100.00    100.00
      NEVADA                59       11,270,901      1.11       8.618       613       191,032    84.02      62.57     90.04
  NEW HAMPSHIRE             17        3,540,525      0.35       9.131       606       208,266    83.47      65.96     93.34
   NEW JERSEY              200       51,920,968      5.12       9.088       605       259,605    80.43      43.80     94.36
   NEW MEXICO               14        2,756,983      0.27       8.740       596       196,927    86.92      85.77     94.47
    NEW YORK               362      106,613,427     10.51       8.480       637       294,512    80.90      35.09     96.62
  NORTH CAROLINA            84        9,254,056      0.91       9.153       602       110,167    84.14      77.66     87.92
      OHIO                  75        6,641,719      0.65       8.768       609        88,556    84.46      80.24     88.26
    OKLAHOMA                12        1,351,848      0.13       8.438       603       112,654    82.38      81.08    100.00
      OREGON                24        3,602,864      0.36       9.140       616       150,119    81.78      80.02     96.32
   PENNSYLVANIA             91       13,388,830      1.32       9.113       596       147,130    81.65      68.28     92.29
   RHODE ISLAND             30        6,775,254      0.67       8.326       626       225,842    81.26      59.87     96.43
  SOUTH CAROLINA            50        6,675,102      0.66       9.286       584       133,502    82.08      85.25     97.60
    TENNESSEE               40        4,571,907      0.45       9.362       608       114,298    84.50      67.18     97.77
      TEXAS                100       16,536,890      1.63       8.314       632       165,369    82.38      66.10    100.00
      UTAH                  27        3,473,768      0.34       8.604       614       128,658    82.48      76.25    100.00
     VERMONT                 4          422,147      0.04      10.871       520       105,537    71.21      69.16    100.00
     VIRGINIA              120       26,787,890      2.64       8.436       626       223,232    81.33      64.29     93.07
    WASHINGTON              69       14,267,223      1.41       8.322       626       206,771    81.31      75.84     92.73
   WEST VIRGINIA             6        1,225,727      0.12       9.205       559       204,288    80.39     100.00    100.00
    WISCONSIN               81        8,643,791      0.85       9.141       615       106,713    84.96      65.66     93.68
                         -----   --------------    ------      ------       ---     ---------    -----     ------    ------
      TOTAL:             4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959    81.43%     56.42%    95.53%
                         =====   ==============    ======      ======       ===     =========    =====     ======    ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                               DISTRIBUTION BY ZIP

                                    Pct. Of                                      Weighted
                                     Pool      Weighted   Weighted                 Avg.
         Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
           of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
 Zip     Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
20774        11   $    3,800,565      0.37%      8.495%      613     $ 345,506     81.12%    63.47%    90.76%
94513         8        3,597,575      0.35       7.408       645       449,697     83.83     85.97    100.00
92503         9        3,530,331      0.35       8.517       690       392,259     81.69     25.12    100.00
20772        10        3,215,207      0.32       8.100       624       321,521     75.09     65.99    100.00
11221         6        3,081,422      0.30       8.372       642       513,570     88.24     19.96    100.00
20002         9        2,966,288      0.29       8.783       657       329,588     83.50     30.65     91.32
11368         6        2,959,965      0.29       8.365       647       493,327     81.72      0.00    100.00
20744        10        2,912,191      0.29       9.290       574       291,219     72.71     77.87    100.00
94565        10        2,614,913      0.26       8.488       677       261,491     82.93     40.33    100.00
33157        11        2,587,681      0.26       7.762       641       235,244     84.08     77.97    100.00
Other     4,675      983,485,586     96.92       8.605       626       210,371     81.42     56.65     95.45
          -----   --------------    ------      ------       ---     ---------     -----     -----    ------
TOTAL:    4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%    95.53%
          =====   ==============    ======      ======       ===     =========     =====     =====    ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                        Pct. Of                                      Weighted
                                         Pool      Weighted   Weighted                 Avg.
Remaining    Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
Months To      of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
Maturity     Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
---------    ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
61 - 120         10   $      673,796      0.07%     10.214%      664     $  67,380     91.09%    36.65%    57.73%
121 - 180        95        3,483,826      0.34       9.667       630        36,672     78.31     86.21    100.00
181 - 240        11        1,722,354      0.17       8.502       630       156,578     79.54     67.45    100.00
241 - 360     4,649    1,008,871,747     99.42       8.592       627       217,008     81.43     56.32     95.53
              -----   --------------    ------      ------       ---     ---------     -----     -----    ------
 TOTAL:       4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%    95.53%
              =====   ==============    ======      ======       ===     =========     =====     =====    ======

                             DISTRIBUTION BY PRODUCT

                                                      Pct. Of                                      Weighted
                                                       Pool      Weighted   Weighted                 Avg.
                           Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                             of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
       Product             Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------------------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
2/28 6 MO LIBOR             1,689   $  368,263,425     36.29%      8.912%      606     $ 218,036    80.25%     47.75%    93.92%
2/28 6 MO LIBOR 40/30
Balloon                     1,159      349,616,425     34.45       8.329       631       301,654    80.61      50.29     94.78
2/28 6 MO LIBOR IO            270       93,684,178      9.23       7.575       647       346,978    81.06      84.23     99.76
3/27 6 MO LIBOR                21        4,574,547      0.45       8.196       626       217,836    80.92      71.12     96.89
3/27 6 MO LIBOR 40/30
Balloon                        11        2,223,084      0.22       7.986       638       202,099    84.01      92.44     96.94
3/27 6 MO LIBOR IO              3          773,600      0.08       7.892       662       257,867    84.67     100.00    100.00
5/25 6 MO LIBOR                 3          295,623      0.03       7.710       600        98,541    74.40     100.00    100.00
5/25 6 MO LIBOR 40/30
Balloon                         5        1,769,271      0.17       7.725       621       353,854    73.75      92.60    100.00
Fixed Rate                  1,478      152,584,405     15.04       9.452       649       103,237    87.70      64.78     98.01
Fixed Rate 40/30 Balloon      126       40,967,165      4.04       7.345       652       325,136    76.65      85.71     96.96
                            -----   --------------    ------       -----       ---     ---------    -----     ------    ------
TOTAL:                      4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959    81.43%     56.42%    95.53%
                            =====   ==============    ======       =====       ===     =========    =====     ======    ======

                     DISTRIBUTION BY PREPAYMENT PENALTY TERM

                                                Pct. Of                                      Weighted
                                                 Pool      Weighted   Weighted                 Avg.
                     Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
Prepayment Penalty     of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
      Term           Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
      N/A             1,917   $  409,054,332     40.31%      8.842%      622     $ 213,383    81.61%     49.51%    94.99%
       12               243       68,196,263      6.72       8.587       636       280,643    80.60      53.33     94.68
       24             1,988      403,947,447     39.81       8.590       625       203,193    82.16      59.38     95.90
       30                 3          538,237      0.05       8.427       592       179,412    81.70     100.00    100.00
       36               614      133,015,444     13.11       7.873       641       216,638    79.04      70.14     96.50
                      -----   --------------    ------       -----       ---     ---------    -----     ------    ------
     TOTAL:           4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959    81.43%     56.42%    95.53%
                      =====   ==============    ======       =====       ===     =========    =====     ======    ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY ORIGINAL TERM

                                           Pct. Of                                      Weighted
                                            Pool      Weighted   Weighted                 Avg.
                Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                  of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
Original Term   Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
-------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
     120            10   $      673,796      0.07%     10.214%      664     $  67,380     91.09%    36.65%    57.73%
     180            95        3,483,826      0.34       9.667       630        36,672     78.31     86.21    100.00
     240            11        1,722,354      0.17       8.502       630       156,578     79.54     67.45    100.00
     300             1           77,341      0.01       9.900       616        77,341     90.00      0.00    100.00
     359             1          559,209      0.06      12.150       569       559,209     55.98      0.00    100.00
     360         4,647    1,008,235,197     99.36       8.590       627       216,965     81.45     56.35     95.53
                 -----   --------------    ------      ------       ---     ---------     -----     -----    ------
   TOTAL:        4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%    95.53%
                 =====   ==============    ======      ======       ===     =========     =====     =====    ======

                            DISTRIBUTION BY RATE TYPE

                                        Pct. Of                                      Weighted
                                         Pool      Weighted   Weighted                 Avg.
             Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
               of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
Rate Type    Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
----------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
   ARM        3,161   $ 821,200,153      80.93%      8.501%      621     $ 259,791     80.50%    53.41%    95.00%
Fixed Rate    1,604     193,551,570      19.07       9.006       650       120,668     85.36     69.21     97.79
              -----   --------------    ------       -----       ---     ---------     -----     -----     -----
  TOTAL:      4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%    95.53%
              =====   ==============    ======       =====       ===     =========     =====     =====     =====

                           DISTRIBUTION BY DEBT RATIO

                                           Pct. Of                                      Weighted
                                            Pool      Weighted   Weighted                 Avg.
                Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                  of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
 Debt Ratio     Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
-------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
0.01 - 20.00        98   $   22,510,370      2.22%      8.027%      634     $ 229,698     80.99%    91.46%    88.42%
20.01 - 25.00      112       23,463,001      2.31       8.538       622       209,491     82.00     72.81     90.72
25.01 - 30.00      168       25,617,324      2.52       8.437       632       152,484     78.95     74.22     90.81
30.01 - 35.00      363       68,003,082      6.70       8.482       627       187,336     81.03     65.99     95.72
35.01 - 40.00      574      114,884,880     11.32       8.643       633       200,148     81.17     53.12     96.91
40.01 - 45.00    1,018      205,510,501     20.25       8.653       635       201,877     82.14     50.79     96.71
45.01 - 50.00    1,705      367,595,579     36.23       8.557       637       215,599     82.54     51.78     97.07
50.01 - 55.00      718      184,557,112     18.19       8.716       592       257,043     79.06     62.15     92.36
55.01 - 60.00        7        1,986,184      0.20       9.739       576       283,741     78.90     27.53    100.00
60.01 or more        2          623,690      0.06       8.844       653       311,845     80.00      0.00     75.64
                 -----   --------------    ------       -----       ---     ---------     -----     -----    ------
    TOTAL:       4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959     81.43%    56.42%    95.53%
                 =====   ==============    ======       =====       ===     =========     =====     =====    ======

                       DISTRIBUTION BY INTEREST ONLY FLAG

                                                Pct. Of                                      Weighted
                                                 Pool      Weighted   Weighted                 Avg.
                     Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                       of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
Interest Only Flag   Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
Interest Only           273   $   94,457,778      9.31%      7.578%      647     $ 345,999    81.08%     84.36%    99.76%
Not Interest Only     4,492      920,293,945     90.69       8.702       625       204,874    81.46      53.56     95.10
                      -----   --------------    ------       -----       ---     ---------    -----      -----     -----
     TOTAL:           4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959    81.43%     56.42%    95.53%
                      =====   ==============    ======       =====       ===     =========    =====      =====     =====

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                Pct. Of                                      Weighted
                                                 Pool      Weighted   Weighted                 Avg.
                     Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                       of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
Interest Only Flag   Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
------------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
         0            4,492   $  920,293,945     90.69%      8.702%      625     $ 204,874    81.46%     53.56%    95.10%
        60              273       94,457,778      9.31       7.578       647       345,999    81.08      84.36     99.76
                      -----   --------------    ------       -----       ---     ---------    -----      -----     -----
      TOTAL:          4,765   $1,014,751,723    100.00%      8.597%      627     $ 212,959    81.43%     56.42%    95.53%
                      =====   ==============    ======       =====       ===     =========    =====      =====     =====

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY GROSS MARGIN

                                           Pct. Of                                      Weighted
                                            Pool      Weighted   Weighted                 Avg.
                Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
                  of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
Gross Margin    Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
-------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
3.001 - 4.000       14   $    4,607,666      0.56%      5.980%      658     $ 329,119    81.81%    100.00%    94.80%
4.001 - 5.000      287       94,275,268     11.48       6.906       658       328,485    80.16      89.31     99.66
5.001 - 6.000      919      261,715,704     31.87       7.875       641       284,783    80.79      61.84     97.23
6.001 - 7.000    1,941      460,601,516     56.09       9.208       602       237,301    80.39      40.80     92.77
                 -----   --------------    ------       -----       ---     ---------    -----     ------     -----
    TOTAL:       3,161   $  821,200,153    100.00%      8.501%      621     $ 259,791    80.50%     53.41%    95.00%
                 =====   ==============    ======       =====       ===     =========    =====     ======     =====

                      DISTRIBUTION BY MINIMUM INTEREST RATE

                                              Pct. Of                                      Weighted
                                               Pool      Weighted   Weighted                 Avg.
                   Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
Minimum Interest     of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
      Rate         Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
----------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
 5.001 - 6.000          7   $    1,871,016      0.23%      5.701%      691     $ 267,288    77.59%    100.00%    87.19%
 6.001 - 7.000        203       70,401,541      8.57       6.728       660       346,806    80.22      94.23     99.00
 7.001 - 8.000        769      227,858,537     27.75       7.622       644       296,305    80.97      71.03     97.30
 8.001 - 9.000      1,111      306,305,819     37.30       8.544       631       275,703    81.90      43.18     94.03
 9.001 - 10.000       664      145,418,785     17.71       9.521       584       219,004    81.00      37.08     93.85
10.001 - 11.000       254       43,144,914      5.25      10.498       547       169,862    75.91      26.46     88.47
11.001 - 12.000       127       21,184,816      2.58      11.506       536       166,810    66.08      41.50     92.76
12.001 - 13.000        24        4,903,657      0.60      12.236       556       204,319    64.46      43.72     96.86
13.001 - 14.000         2          111,067      0.01      13.970       564        55,533    65.00       0.00      0.00
                    -----   --------------    ------      ------       ---     ---------    -----     ------     -----
   TOTAL:           3,161   $  821,200,153    100.00%      8.501%      621     $ 259,791    80.50%     53.41%    95.00%
                    =====   ==============    ======      ======       ===     =========    =====     ======     =====

                      DISTRIBUTION BY MAXIMUM INTEREST RATE

                                              Pct. Of                                      Weighted
                                               Pool      Weighted   Weighted                 Avg.
                   Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
Maximum Interest     of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
      Rate         Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
----------------   ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
11.001 - 12.000         7   $    1,871,016      0.23%      5.701%      691     $ 267,288    77.59%    100.00%    87.19%
12.001 - 13.000       202       70,011,774      8.53       6.731       660       346,593    80.19      94.20     99.55
13.001 - 14.000       770      228,248,304     27.79       7.619       644       296,426    80.97      71.08     97.14
14.001 - 15.000     1,110      306,170,853     37.28       8.544       631       275,830    81.91      43.16     94.03
15.001 - 16.000       664      145,418,785     17.71       9.521       584       219,004    81.00      37.08     93.85
16.001 - 17.000       255       43,279,880      5.27      10.492       547       169,725    75.84      26.69     88.50
17.001 - 18.000       127       21,184,816      2.58      11.506       536       166,810    66.08      41.50     92.76
18.001 - 19.000        24        4,903,657      0.60      12.236       556       204,319    64.46      43.72     96.86
19.001 - 20.000         2          111,067      0.01      13.970       564        55,533    65.00       0.00      0.00
                    -----   --------------    ------      ------       ---     ---------    -----     ------     -----
     TOTAL:         3,161   $  821,200,153    100.00%      8.501%      621     $ 259,791    80.50%     53.41%    95.00%
                    =====   ==============    ======      ======       ===     =========    =====     ======     =====

                    DISTRIBUTION BY INITIAL PERIODIC RATE CAP

                                                    Pct. Of                                      Weighted
                                                     Pool      Weighted   Weighted                 Avg.
                         Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
Initial Periodic Rate      of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
      Cap                Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
---------------------    ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
     2.000                  899   $  235,905,658     28.73%      8.706%      610     $ 262,409    80.46%     53.34%    90.66%
     3.000                2,262      585,294,495     71.27       8.418       626       258,751    80.51      53.44     96.75
                          -----   --------------    ------       -----       ---     ---------    -----      -----     -----
     TOTAL:               3,161   $  821,200,153    100.00%      8.501%      621     $ 259,791    80.50%     53.41%    95.00%
                          =====   ==============    ======       =====       ===     =========    =====      =====     =====

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                  DISTRIBUTION BY SUBSEQUENT PERIODIC RATE CAP

                                                  Pct. Of                                      Weighted
                                                   Pool      Weighted   Weighted                 Avg.
                       Number                       By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
Subsequent Periodic      of        Principal     Principal    Gross     Current    Principal   Original    Full     Owner
      Rate Cap         Loans        Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
-------------------    ------   --------------   ---------   --------   --------   ---------   --------   ------   --------
     1.500              3,161   $  821,200,153    100.00%      8.501%      621     $ 259,791    80.50%     53.41%    95.00%
                        -----   --------------    ------       -----       ---     ---------    -----      -----     -----
     TOTAL:             3,161   $  821,200,153    100.00%      8.501%      621     $ 259,791    80.50%     53.41%    95.00%
                        =====   ==============    ======       =====       ===     =========    =====      =====     =====

                      DISTRIBUTION BY NEXT RATE CHANGE DATE

                                             Pct. Of                                      Weighted
                                              Pool      Weighted   Weighted                 Avg.
                   Number                      By         Avg.       Avg.        Avg.     Combined    Pct.      Pct.
Next Rate Change     of       Principal     Principal    Gross     Current    Principal   Original    Full     Owner
      Date         Loans       Balance       Balance     Coupon      FICO      Balance      LTV       Doc     Occupied
----------------   ------   -------------   ---------   --------   --------   ---------   --------   ------   --------
 6/1/2007               1   $     389,767       0.05%      6.200%      751    $ 389,767     85.00%   100.00%     0.00%
10/1/2007               1         496,367       0.06       7.750       550      496,367     74.18      0.00    100.00
11/1/2007               1         109,783       0.01       9.990       500      109,783     80.00      0.00    100.00
12/1/2007               2         244,387       0.03       9.510       516      122,193     53.91      0.00    100.00
 1/1/2008               4         798,813       0.10       8.247       595      199,703     82.45     57.89     81.75
 2/1/2008              18       3,706,270       0.45       9.260       568      205,904     76.97     56.76     94.17
 3/1/2008              64      16,987,598       2.07       8.966       606      265,431     77.79     45.57     73.46
 4/1/2008             218      59,786,592       7.28       8.768       610      274,250     80.44     45.92     91.52
 5/1/2008             541     137,453,760      16.74       8.666       609      254,073     81.29     57.24     91.29
 6/1/2008             791     211,468,783      25.75       8.482       624      267,344     80.49     54.79     95.96
 7/1/2008           1,477     380,121,909      46.29       8.396       627      257,361     80.39     52.06     97.36
 3/1/2009               4       1,445,402       0.18       7.831       651      361,351     82.94    100.00     90.14
 4/1/2009               1          60,042       0.01      11.740       589       60,042     70.00      0.00    100.00
 5/1/2009               5         701,814       0.09       8.757       619      140,363     79.91     81.01     90.32
 6/1/2009               7       1,002,247       0.12       8.521       635      143,178     89.29     91.63    100.00
 7/1/2009              18       4,361,726       0.53       7.942       629      242,318     80.88     72.22    100.00
 4/1/2011               1          67,853       0.01       9.350       591       67,853     80.00    100.00    100.00
 5/1/2011               2         611,246       0.07       7.424       619      305,623     81.39    100.00    100.00
 7/1/2011               5       1,385,794       0.17       7.774       618      277,159     70.21     90.56    100.00
                    -----   -------------     ------      ------       ---    ---------     -----    ------    ------
TOTAL:              3,161   $ 821,200,153     100.00%      8.501%      621    $ 259,791     80.50%    53.41%    95.00%
                    =====   =============     ======      ======       ===    =========     =====    ======    ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                             GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                     MINIMUM                  MAXIMUM
                                                               --------------------        -------------
Scheduled Principal Balance                   $ 217,417,719    $             14,969        $     644,434
Average Scheduled Principal Balance           $     148,004
Number of Mortgage Loans                              1,469

Weighted Average Gross Coupon                         8.597%                  6.250%              13.950%
Weighted Average FICO Score                             625                     526                  816
Weighted Average Combined Original LTV                81.59%                  19.23%              100.00%

Weighted Average Original Term                   358 months              120 months           360 months
Weighted Average Stated Remaining Term           356 months              118 months           359 months
Weighted Average Seasoning                         2 months                1  month             7 months

Weighted Average Gross Margin*                        6.118%                  4.021%               6.990%
Weighted Average Minimum Interest Rate*               8.530%                  6.300%              13.950%
Weighted Average Maximum Interest Rate*              14.531%                 12.300%              19.950%
Weighted Average Initial Rate Cap*                    2.742%                  2.000%               3.000%
Weighted Average Subsequent Rate Cap*                 1.500%                  1.500%               1.500%
Weighted Average Months to Roll*                  22 months               17 months            59 months

Maturity Date                                                            Jun 1 2016           Jul 1 2036
Maximum Zip Code Concentration                         0.77%   11221

ARM                                                   81.20%   Easy Documentation                   1.32%
Fixed Rate                                            18.80%   Full Documentation                  62.04%
                                                               Stated Documentation                36.64%
2/28 6 MO LIBOR                                       40.47%
2/28 6 MO LIBOR 40/30 Balloon                         32.53%   Cash Out Refinance                  55.13%
2/28 6 MO LIBOR IO                                     7.36%   Home Improvement                     3.41%
3/27 6 MO LIBOR                                        0.44%   Purchase                            38.89%
3/27 6 MO LIBOR 40/30 Balloon                          0.29%   Rate/Term Refinance                  2.57%
5/25 6 MO LIBOR                                        0.03%
5/25 6 MO LIBOR 40/30 Balloon                          0.06%   2 Units                              8.85%
Fixed Rate                                            15.48%   3 Units                              2.45%
Fixed Rate 40/30 Balloon                               3.32%   4 Units                              0.32%
                                                               Condominium                          6.60%
Interest Only                                          7.36%   Single Family                       81.79%
Not Interest Only                                     92.64%
                                                               Non-owner                            5.68%
Prepay Penalty: N/A                                   45.85%   Primary                             92.31%
Prepay Penalty: 12 months                              4.47%   Second Home                          2.01%
Prepay Penalty: 24 months                             37.46%
Prepay Penalty: 30 months                              0.08%   Top 5 States:
Prepay Penalty: 36 months                             12.14%   California                          13.91%
                                                               Florida                             12.89%
First Lien                                            93.28%   Maryland                             8.64%
Second Lien                                            6.72%   Illinois                             8.41%
                                                               New York                             7.98%

*     ARMS Loans Only

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          THE MORTGAGE LOANS - GROUP 1

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                              Weighted Weighted             Weighted
                                                 Pct. Of Pool   Avg.     Avg.     Avg.         Avg.
                          Number of  Principal   By Principal  Gross    Current Principal   Combined                 Pct. Owner
Current Principal Balance   Loans     Balance       Balance   Coupon     FICO    Balance  Original LTV Pct. Full Doc  Occupied
------------------------- --------- ------------ ------------ -------- -------- --------- ------------ ------------- ----------
    0.01 - 50,000.00          307   $  9,999,448      4.60%   11.377%    636     $ 32,571     98.62%       79.00%       98.00%
 50,000.01 - 100,000.00       276     20,451,247      9.41     9.596     615       74,099     85.84        70.88        85.62
100,000.01 - 150,000.00       272     34,069,958     15.67     8.518     628      125,257     80.05        72.70        94.53
150,000.01 - 200,000.00       227     39,130,042     18.00     8.207     627      172,379     80.80        71.51        96.08
200,000.01 - 250,000.00       134     30,057,304     13.82     8.443     621      224,308     80.07        57.89        92.78
250,000.01 - 300,000.00       104     28,492,715     13.11     8.461     623      273,968     79.33        51.02        86.79
300,000.01 - 350,000.00        68     22,077,652     10.15     8.172     622      324,671     80.40        61.59        90.01
350,000.01 - 400,000.00        53     19,787,625      9.10     8.347     624      373,351     80.31        50.90        92.33
400,000.01 - 450,000.00        14      5,848,841      2.69     7.797     627      417,774     78.54        42.66       100.00
450,000.01 - 500,000.00         5      2,443,973      1.12     8.185     645      488,795     83.62        20.25       100.00
500,000.01 - 550,000.00         4      2,070,673      0.95     8.692     628      517,668     82.52        25.16        74.84
550,000.01 - 600,000.00         2      1,125,342      0.52     8.623     594      562,671     82.52         0.00       100.00
600,000.01 - 650,000.00         3      1,862,898      0.86     7.534     658      620,966     80.54        33.02       100.00
                            -----   ------------    ------     -----     ---     --------     -----        -----       ------
         TOTAL:             1,469   $217,417,719    100.00%    8.597%    625     $148,004     81.59%       62.04%       92.31%
                            =====   ============    ======     =====     ===     ========     =====        =====       ======

                          DISTRIBUTION BY CURRENT RATE

                                                              Weighted Weighted             Weighted
                                                 Pct. Of Pool   Avg.     Avg.     Avg.         Avg.
                          Number of  Principal   By Principal  Gross    Current Principal   Combined                 Pct. Owner
      Current Rate          Loans     Balance       Balance   Coupon     FICO    Balance  Original LTV Pct. Full Doc  Occupied
------------------------- --------- ------------ ------------ -------- -------- --------- ------------ ------------- ----------
 6.001 - 6.500                 17   $  4,452,062       2.05%    6.393%    683    $261,886     74.36%      100.00%       92.11%
 6.501 - 7.000                 69     15,927,707       7.33     6.835     664     230,836     79.77        94.61        97.85
 7.001 - 7.500                116     23,463,670      10.79     7.342     642     202,273     79.25        90.45        98.97
 7.501 - 8.000                207     40,382,712      18.57     7.805     635     195,086     79.62        77.47        94.33
 8.001 - 8.500                169     30,666,809      14.11     8.289     643     181,460     82.33        50.20        88.15
 8.501 - 9.000                183     36,222,740      16.66     8.778     615     197,938     82.78        51.53        88.89
 9.001 - 9.500                145     22,673,820      10.43     9.283     594     156,371     81.05        44.30        92.29
 9.501 - 10.000               135     18,121,515       8.33     9.751     585     134,233     81.06        34.07        95.83
10.001 - 10.500                92      8,122,062       3.74    10.259     594      88,283     83.05        45.12        76.70
10.501 - 11.000                56      4,454,563       2.05    10.763     597      79,546     83.76        19.10        76.46
11.001 - 11.500                98      4,604,848       2.12    11.282     633      46,988     95.22        47.65        97.80
11.501 - 12.000                57      2,520,947       1.16    11.772     612      44,227     94.78        75.11        94.51
12.001 - 12.500                72      3,964,357       1.82    12.264     597      55,061     83.43        65.75        97.70
12.501 - 13.000                47      1,595,807       0.73    12.704     593      33,953     97.42        82.89       100.00
13.001 - 13.500                 4        161,477       0.07    13.032     626      40,369    100.00         9.63       100.00
13.501 - 14.000                 2         82,622       0.04    13.869     545      41,311     76.34        32.41        32.41
                            -----   ------------     ------    ------     ---    --------    ------        -----       ------
     TOTAL:                 1,469   $217,417,719     100.00%    8.597%    625    $148,004     81.59%       62.04%       92.31%
                            =====   ============     ======    ======     ===    ========    ======        =====       ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY CREDIT SCORE

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.       Avg.           Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
Credit Score       Loans       Balance         Balance     Coupon       FICO      Balance    Original LTV  Pct. Full Doc   Occupied
------------     ---------   -----------    ------------   --------   --------   ---------   ------------  -------------  ----------
521 - 540              61    $ 12,490,028        5.74%       9.519%     535       $204,755      76.65%         47.22%        98.93%
541 - 560             105      17,377,255        7.99        9.608      550        165,498      78.74          52.30         93.30
561 - 580              76      12,486,635        5.74        9.233      568        164,298      80.92          58.10         88.24
581 - 600             190      24,616,702       11.32        8.933      592        129,562      82.45          76.33         96.15
601 - 620             233      30,247,571       13.91        8.712      610        129,818      83.29          76.55         95.39
621 - 640             281      41,144,408       18.92        8.343      630        146,421      82.41          69.55         91.06
641 - 660             218      32,962,038       15.16        8.252      649        151,202      81.99          56.65         92.57
661 - 680             127      19,947,966        9.17        8.061      671        157,071      81.27          54.12         91.69
681 - 700              73      11,672,801        5.37        7.931      691        159,901      81.93          45.13         91.17
701 - 720              38       5,459,678        2.51        7.909      709        143,676      82.11          56.37         75.06
721 - 740              35       4,561,825        2.10        7.944      731        130,338      80.89          50.26         78.81
741 - 760               8       1,083,226        0.50        8.430      747        135,403      84.61          50.81        100.00
761 - 780              11       1,506,561        0.69        8.238      772        136,960      81.98          35.28         78.10
781 - 800               8         956,471        0.44        8.944      784        119,559      83.35          15.63        100.00
801 - 820               5         904,553        0.42        7.090      810        180,911      79.55          82.10         85.42
                    -----    ------------      ------        -----      ---       --------      -----          -----        ------
  TOTAL:            1,469    $217,417,719      100.00%       8.597%     625       $148,004      81.59%         62.04%        92.31%
                    =====    ============      ======        =====      ===       ========      =====          =====        ======

                              DISTRIBUTION BY LIEN

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.       Avg.           Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
    Lien           Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
------------     ---------  ------------    ------------   --------   --------   ---------   ------------  -------------  ----------
  1                1,094    $202,798,134        93.28%       8.399%      623      $185,373                     61.06%       91.76%
                                                                                                 80.29%
  2                  375      14,619,585         6.72       11.339       641        38,986       99.73         75.60       100.00
                   -----    ------------       ------       ------       ---      --------       -----         -----       ------
TOTAL:             1,469    $217,417,719       100.00%       8.597%      625      $148,004       81.59%        62.04%       92.31%
                   =====    ============       ======       ======       ===      ========       =====         =====       ======

                             DISTRIBUTION BY LTV(1)

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.       Avg.           Avg.
                 Number of    Principal     By Principal     Gross     Current   Principal     Combined                   Pct. Owner
      LTV          Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
---------------  ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
 50.00 or less        11     $  1,707,763         0.79%      8.580%      634      $155,251       42.41%        61.78%       88.30%
 50.01-55.00           6        1,153,464         0.53       7.274       650       192,244       53.80         67.17       100.00
 55.01-60.00          13        3,002,218         1.38       8.206       605       230,940       57.40         54.86        92.97
 60.01-65.00          22        4,146,465         1.91       9.801       588       188,476       64.26         22.91        87.42
 65.01-70.00          47       10,293,965         4.73       9.053       590       219,021       69.54         35.19        95.64
 70.01-75.00          51       10,404,039         4.79       8.987       596       204,001       74.28         39.53        86.22
 75.01-80.00         616      112,859,202        51.91       8.169       634       183,213       79.90         60.57        95.10
 80.01-85.00         132       22,917,574        10.54       8.591       608       173,618       84.66         72.74        92.67
 85.01-90.00         199       36,127,644        16.62       8.525       622       181,546       89.79         73.06        82.36
 90.01-95.00          12          649,907         0.30      10.580       661        54,159       94.77         86.45        51.84
95.01-100.00         360       14,155,477         6.51      11.332       641        39,321       99.94         75.81       100.00
                   -----     ------------       ------      ------       ---      --------       -----         -----       ------
   TOTAL:          1,469     $217,417,719       100.00%      8.597%      625      $148,004       81.59%        62.04%       92.31%
                   =====     ============       ======      ======       ===      ========       =====         =====       ======

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY DOCUMENTATION

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.       Avg.           Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
Documentation      Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
---------------  ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
 Easy                 13     $  2,869,846        1.32%       8.934%      577      $220,757      83.56%           0.00%       97.16%
 Full              1,009      134,880,412       62.04        8.295       623       133,677      82.80          100.00        92.05
Stated               447       79,667,460       36.64        9.096       630       178,227      79.47            0.00        92.58
                   -----     ------------      ------        -----       ---      --------      -----          ------        -----
TOTAL:             1,469     $217,417,719      100.00%       8.597%      625      $148,004      81.59%          62.04%       92.31%
                   =====     ============      ======        =====       ===      ========      =====          ======        =====

                             DISTRIBUTION BY PURPOSE

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.       Avg.           Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
   Purpose         Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
--------------   ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
Home Improvement      33     $  7,404,122       3.41%        7.831%      635      $224,367      76.39%          57.24%      97.74%
    Purchase         788       84,554,106      38.89         8.724       629       107,302      83.93           71.25       89.29
    Rate Term         32        5,586,448       2.57         8.997       606       174,576      78.65           59.06       95.15
     Cashout         616      119,873,042      55.13         8.536       621       194,599      80.40           55.97       93.98
                   -----     ------------     ------         -----       ---      --------      -----           -----       -----
     TOTAL:        1,469     $217,417,719     100.00%        8.597%      625      $148,004      81.59%          62.04%      92.31%
                   =====     ============     ======         =====       ===      ========      =====           =====       =====

                            DISTRIBUTION BY OCCUPANCY

                                                           Weighted   Weighted                 Weighted
                                             Pct. Of Pool    Avg.       Avg.       Avg.           Avg.
                   Number of   Principal     By Principal   Gross      Current   Principal     Combined                   Pct. Owner
    Occupancy        Loans      Balance         Balance     Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
------------------ ---------  ------------   ------------  --------   --------   ---------   ------------  -------------  ----------
Second Home             21    $  4,360,533       2.01%      8.425%       660      $207,644       80.59%        55.90%         0.00%
Non-Owner Occupied      87      12,354,257       5.68       9.055        634       142,003       83.18         67.03          0.00
Owner Occupied       1,361     200,702,929      92.31       8.573        623       147,467       81.52         61.86        100.00
                     -----    ------------     ------       -----        ---      --------       -----         -----        ------
TOTAL:               1,469    $217,417,719     100.00%      8.597%       625      $148,004       81.59%        62.04%        92.31%
                     =====    ============     ======       =====        ===      ========       =====         =====        ======

                          DISTRIBUTION BY PROPERTY TYPE

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.       Avg.           Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
Property Type      Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
---------------  ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
 Condominium         110     $ 14,352,487       6.60%        8.841%       634     $130,477      81.13%         57.98%        89.40%
 Four Family           2          687,255       0.32         8.144        635      343,628      80.00          12.22         87.78
Single Family      1,251      177,824,369      81.79         8.568        623      142,146      81.72          66.11         93.85
 Three Family         16        5,316,307       2.45         8.644        611      332,269      78.78          13.41         94.13
  Two Family          90       19,237,300       8.85         8.689        634      213,748      81.57          42.64         79.92
                   -----     ------------     ------         -----        ---     --------      -----          -----         -----
    TOTAL:         1,469     $217,417,719     100.00%        8.597%       625     $148,004      81.59%         62.04%        92.31%
                   =====     ============     ======         =====        ===     ========      =====          =====         =====

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                              DISTRIBUTION BY STATE

                                                                 Weighted Weighted             Weighted
                                                    Pct. Of Pool   Avg.     Avg.     Avg.         Avg.
                             Number of  Principal   By Principal  Gross    Current Principal   Combined                 Pct. Owner
          State                Loans     Balance       Balance   Coupon     FICO    Balance  Original LTV Pct. Full Doc  Occupied
--------------------------   --------- ------------ ------------ -------- -------- --------- ------------ ------------- ----------
      ARIZONA                     54   $  6,866,369       3.16%    8.413%    648   $127,155        82.40%      63.12%       88.50%
      ARKANSAS                     2         87,614       0.04    10.098     580     43,807        83.99      100.00       100.00
     CALIFORNIA                  118     30,243,437      13.91     8.201     614    256,300        77.06       59.67        93.06
      COLORADO                    28      3,317,214       1.53     8.280     619    118,472        84.42       91.56       100.00
    CONNECTICUT                   18      2,855,072       1.31     8.305     632    158,615        82.64       73.12        95.75
      DELAWARE                     2        424,037       0.20     8.843     588    212,019        69.20        0.00       100.00
DISTRICT OF COLUMBIA               5      1,020,071       0.47     7.823     665    204,014        83.76       75.31        74.77
      FLORIDA                    209     28,015,259      12.89     8.613     628    134,044        80.37       60.08        92.82
      GEORGIA                    108     10,906,690       5.02     8.736     622    100,988        85.06       86.57        85.88
       HAWAII                     21      4,610,711       2.12     8.445     671    219,558        81.31       27.56        85.48
       IDAHO                       5        591,349       0.27     8.359     620    118,270        78.45       59.11        83.11
      ILLINOIS                   124     18,292,630       8.41     8.970     630    147,521        82.99       51.73        91.56
      INDIANA                     27      2,000,467       0.92     9.330     610     74,091        84.11       85.39        75.70
        IOWA                       2        233,846       0.11     9.217     647    116,923        90.00       26.91       100.00
       KANSAS                      1        170,919       0.08     8.650     557    170,919        90.00      100.00       100.00
      KENTUCKY                     6        559,548       0.26     8.887     592     93,258        84.82       62.13       100.00
       MAINE                       2        141,913       0.07     8.565     631     70,956        84.00      100.00       100.00
      MARYLAND                   107     18,776,692       8.64     8.597     628    175,483        82.38       60.15        89.91
   MASSACHUSETTS                  42      8,622,311       3.97     8.637     618    205,293        82.28       53.41       100.00
      MICHIGAN                    69      5,830,737       2.68     9.155     619     84,503        85.09       66.42        90.16
     MINNESOTA                    33      3,947,461       1.82     8.230     637    119,620        83.61       89.27       100.00
      MISSOURI                    17      1,953,232       0.90     9.102     593    114,896        84.05       57.69        79.37
      NEBRASKA                     5        379,394       0.17     8.942     590     75,879        85.74      100.00       100.00
       NEVADA                     21      3,358,313       1.54     8.287     620    159,920        86.16       87.63        84.88
   NEW HAMPSHIRE                   7      1,116,299       0.51     8.770     622    159,471        86.27       68.20       100.00
     NEW JERSEY                   51     11,525,103       5.30     9.053     615    225,982        81.55       35.47        95.74
     NEW MEXICO                    1        112,991       0.05     9.200     619    112,991        85.00      100.00       100.00
      NEW YORK                    74     17,358,853       7.98     8.379     627    234,579        80.89       46.33        94.42
   NORTH CAROLINA                 47      4,303,916       1.98     8.997     600     91,573        83.84       83.19        92.30
        OHIO                      36      2,543,541       1.17     8.912     616     70,654        84.45       79.74        83.81
      OKLAHOMA                     7        621,186       0.29     9.022     613     88,741        83.85       58.84       100.00
       OREGON                      9      1,006,789       0.46     8.435     653    111,865        82.51      100.00       100.00
    PENNSYLVANIA                  29      2,899,042       1.33     9.104     619     99,967        79.90       77.62        94.33
    RHODE ISLAND                   6        979,589       0.45     7.795     635    163,265        76.74       79.36       100.00
   SOUTH CAROLINA                 13      1,425,986       0.66     8.591     612    109,691        84.72       74.18       100.00
     TENNESSEE                    15      1,354,197       0.62     9.438     584     90,280        81.12       73.37        92.48
       TEXAS                      23      2,813,368       1.29     8.512     649    122,320        81.36       59.68       100.00
        UTAH                      12      1,275,789       0.59     8.426     611    106,316        85.29      100.00       100.00
      VERMONT                      1         87,959       0.04     9.800     537     87,959        72.13      100.00       100.00
      VIRGINIA                    29      5,339,097       2.46     8.288     626    184,107        79.91       65.35        85.50
     WASHINGTON                   33      4,478,698       2.06     8.075     635    135,718        82.52       96.80        96.28
   WEST VIRGINIA                   2        390,905       0.18     7.898     606    195,453        81.61      100.00       100.00
     WISCONSIN                    48      4,579,125       2.11     9.077     635     95,398        83.80       58.14        93.26
                               -----   ------------     ------     -----     ---   --------        -----      ------       ------
       TOTAL:                  1,469   $217,417,719     100.00%    8.597     625   $148,004        81.59%      62.04%       92.31%
                               =====   ============     ======     =====     ===   ========        =====      ======       ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                               DISTRIBUTION BY ZIP

                                                   Weighted    Weighted               Weighted
                                    Pct. Of Pool     Avg.       Avg.       Avg.          Avg.
         Number of    Principal     By Principal    Gross      Current   Principal     Combined                     Pct. Owner
 Zip       Loans       Balance         Balance     Coupon       FICO      Balance    Original LTV   Pct. Full Doc    Occupied
------   ---------   ------------   ------------   --------   --------   ---------   ------------   -------------   ----------
11221          3     $  1,673,773        0.77%       7.836%      633      $557,924       81.84%          36.75%       100.00%
20774          6        1,639,620        0.75        8.222       653       273,270       80.81           21.43         78.57
96740          5        1,574,544        0.72        8.334       672       314,909       82.66           34.86        100.00
60651          5        1,248,559        0.57        8.531       637       249,712       88.28           68.75         44.92
20748          5        1,128,695        0.52        8.279       610       225,739       82.10           76.09        100.00
91387          2        1,018,117        0.47        7.379       644       509,058       70.73           40.74        100.00
20735          4          947,630        0.44        9.348       579       236,907       78.95           33.55        100.00
20747          4          841,751        0.39        8.147       609       210,438       82.84          100.00        100.00
20744          3          809,509        0.37        9.294       585       269,836       77.51           63.27        100.00
06114          6          807,861        0.37        8.190       619       134,643       82.33           79.91        100.00
Other      1,426      205,727,661       94.62        8.614       624       144,269       81.62           62.66         92.38
           -----     ------------      ------        -----       ---      --------       -----          ------        ------
TOTAL:     1,469     $217,417,719      100.00%       8.597%      625      $148,004       81.59%          62.04%        92.31%
           =====     ============      ======        =====       ===      ========       =====          ======        ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                           Weighted   Weighted                 Weighted
  Remaining                                 Pct. Of Pool     Avg.       Avg.       Avg.           Avg.
  Months To      Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
   Maturity        Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
---------------  ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ---------
61 - 120                6    $    408,001       0.19%        9.414%      667     $ 68,000       85.75%        30.19%         30.19%
121 - 180              64       1,668,002       0.77        10.660       634       26,063       89.13         81.96         100.00
181 - 240               7         456,447       0.21         8.839       681       65,207       74.49         30.51         100.00
241 - 360           1,392     214,885,268      98.84         8.579       624      154,372       81.54         62.01          92.35
                    -----    ------------     ------        ------       ---     --------       -----         -----         ------
 TOTAL:             1,469    $217,417,719     100.00%        8.597%      625     $148,004       81.59%        62.04%         92.31%
                    =====    ============     ======         =====       ===     ========       =====         =====         ======

                             DISTRIBUTION BY PRODUCT

                                                                   Weighted Weighted             Weighted
                                                      Pct. Of Pool   Avg.     Avg.     Avg.         Avg.
                               Number of  Principal   By Principal  Gross    Current Principal   Combined                 Pct. Owner
          Product                Loans     Balance       Balance   Coupon     FICO    Balance  Original LTV Pct. Full Doc  Occupied
-----------------------------  --------- ------------ ------------ -------- -------- --------- ------------ ------------- ----------
2/28 6 MO LIBOR                    532   $ 87,997,182     40.47%     8.860%    609    $165,408     81.41%       54.99%       89.73%
2/28 6 MO LIBOR 40/30 Balloon      332     70,736,015     32.53      8.328     625     213,060     80.12        54.79        91.72
2/28 6 MO LIBOR IO                  74     16,000,773      7.36      7.596     636     216,227     80.97        97.10       100.00
3/27 6 MO LIBOR                      9        958,963      0.44      8.986     624     106,551     80.61        54.39        85.14
3/27 6 MO LIBOR 40/30 Balloon        4        641,212      0.29      7.804     637     160,303     80.00       100.00        89.41
5/25 6 MO LIBOR                      1         67,853      0.03      9.350     591      67,853     80.00       100.00       100.00
5/25 6 MO LIBOR 40/30 Balloon        1        130,852      0.06      9.050     644     130,852     80.00         0.00       100.00
Fixed Rate                         481     33,658,399     15.48      9.196     651      69,976     86.96        74.05        96.59
Fixed Rate 40/30 Balloon            35      7,226,470      3.32      7.453     655     206,471     75.03        83.65        93.55
                                 -----   ------------    ------      -----     ---    --------     -----       ------       ------
      TOTAL:                     1,469   $217,417,719    100.00%     8.597%    625    $148,004     81.59%       62.04%       92.31%
                                 =====   ============    ======      =====     ===    ========     =====        =====       ======

                     DISTRIBUTION BY PREPAYMENT PENALTY TERM

                                                                   Weighted Weighted             Weighted
                                                      Pct. Of Pool   Avg.     Avg.     Avg.         Avg.
    Prepayment Penalty         Number of  Principal   By Principal  Gross    Current Principal   Combined                 Pct. Owner
          Term                   Loans     Balance       Balance   Coupon     FICO    Balance  Original LTV Pct. Full Doc  Occupied
----------------------------   --------- ------------ ------------ -------- -------- --------- ------------ ------------- ----------
 N/A                               647   $ 99,681,566     45.85%     8.817%    623    $154,067      82.44%        54.88%     92.73%
  12                                52      9,722,947      4.47      8.188     637     186,980      78.89         63.62      93.48
  24                               589     81,442,195     37.46      8.586     621     138,272      81.74         66.69      90.94
  30                                 1        173,945      0.08      7.650     627     173,945      80.00        100.00     100.00
  36                               180     26,397,065     12.14      7.958     635     146,650      78.95         73.86      94.47
                                 -----   ------------    ------      -----     ---    --------      -----        ------     ------
TOTAL:                           1,469   $217,417,719    100.00%     8.597%    625    $148,004      81.59%        62.04%     92.31%
                                 =====   ============    ======      =====     ===    ========      =====        ======     ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY ORIGINAL TERM

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
Original Term      Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
---------------  ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
 120                   6     $    408,001        0.19%       9.414%      667      $ 68,000       85.75%        30.19%        30.19%
 180                  64        1,668,002        0.77       10.660       634        26,063       89.13         81.96        100.00
 240                   7          456,447        0.21        8.839       681        65,207       74.49         30.51        100.00
 360               1,392      214,885,268       98.84        8.579       624       154,372       81.54         62.01         92.35
                   -----     ------------      ------        -----       ---      --------       -----         -----        ------
TOTAL:             1,469     $217,417,719      100.00%       8.597%      625      $148,004       81.59%        62.04%        92.31%
                   =====     ============      ======        =====       ===      ========       =====         =====        ======

                            DISTRIBUTION BY RATE TYPE

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
Rate Type          Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
-------------    ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
   ARM               953     $176,532,850       81.20%       8.530%       618     $185,239       80.84%        58.86%        91.45%
Fixed Rate           516       40,884,869       18.80        8.888        652       79,234       84.85         75.74         96.06
                   -----     ------------      ------        -----        ---     --------       -----         -----         -----
  TOTAL:           1,469     $217,417,719      100.00%       8.597%       625     $148,004       81.59%        62.04%        92.31%
                   =====     ============      ======        =====        ===     ========       =====         =====         =====

                           DISTRIBUTION BY DEBT RATIO

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
 Debt Ratio        Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
--------------   ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
 0.01 - 20.00         33     $  5,742,825        2.64%       8.266%      632      $174,025        78.62%        88.15%       73.06%
20.01 - 25.00         35        5,638,399        2.59        8.499       616       161,097        81.02         68.87        84.51
25.01 - 30.00         45        4,529,081        2.08        8.738       627       100,646        81.36         64.01        83.39
30.01 - 35.00        100       14,311,058        6.58        8.570       624       143,111        80.64         66.22        89.55
35.01 - 40.00        161       21,744,489       10.00        8.675       634       135,059        81.01         55.87        93.40
40.01 - 45.00        356       48,819,965       22.45        8.798       626       137,135        81.42         59.12        92.79
45.01 - 50.00        547       79,156,768       36.41        8.481       630       144,711        82.61         62.91        94.87
50.01 - 55.00        191       37,411,483       17.21        8.592       606       195,872        80.95         60.64        91.90
55.01 - 60.00          1           63,650        0.03        9.250       572        63,650        85.00        100.00       100.00
                   -----     ------------      ------        -----       ---      --------        -----        ------       ------
    TOTAL:         1,469     $217,417,719      100.00%       8.597%      625      $148,004        81.59%        62.04%       92.31%
                   =====     ============      ======        =====       ===      ========        =====        ======       ======

                       DISTRIBUTION BY INTEREST ONLY FLAG

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
    Interest       Number of   Principal    By Principal    Gross      Current   Principal     Combined                   Pct. Owner
   Only Flag         Loans      Balance        Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
-----------------  ---------  ------------  ------------   --------   --------   ---------   ------------  -------------  ----------
Interest Only           74    $ 16,000,773       7.36%        7.596%      636     $216,227        80.97%        97.10%      100.00%
Not Interest Only    1,395     201,416,946      92.64         8.676       624      144,385        81.64         59.25        91.70
                     -----    ------------     ------         -----       ---     --------        -----         -----       ------
      TOTAL:         1,469    $217,417,719     100.00%        8.597%      625     $148,004        81.59%        62.04%       92.31%
                     =====    ============     ======         =====       ===     ========        =====         =====       ======

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
   Interest      Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
   Only Term       Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
--------------   ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
  0                1,395     $201,416,946      92.64%        8.676%      624      $144,385      81.64%         59.25%        91.70%
  60                  74       16,000,773       7.36         7.596       636       216,227      80.97          97.10        100.00
                   -----     ------------     ------         -----       ---      --------      -----          -----        ------
TOTAL:             1,469     $217,417,719     100.00%        8.597%      625      $148,004      81.59%         62.04%        92.31%
                   =====     ============     ======         =====       ===      ========      =====          =====        ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY GROSS MARGIN

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
                 Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
 Gross Margin      Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
---------------  ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
4.001 - 5.000        75      $ 17,005,502        9.63%       7.005%      654      $226,740        79.93%       92.82%       100.00%
5.001 - 6.000       301        59,639,911       33.78        7.881       634       198,139        80.66        72.96         95.83
6.001 - 7.000       577        99,887,436       56.58        9.177       603       173,115        81.10        44.67         87.37
                    ---      ------------      ------        -----       ---      --------        -----        -----        ------
   TOTAL:           953      $176,532,850      100.00%       8.530%      618      $185,239        80.84%       58.86%        91.45%
                    ===      ============      ======        =====       ===      ========        =====        =====        ======

                      DISTRIBUTION BY MINIMUM INTEREST RATE

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
   Minimum        Number of    Principal     By Principal    Gross      Current   Principal     Combined                  Pct. Owner
Interest Rate      Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
--------------   ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
 6.001 - 7.000       49      $ 11,318,627       6.41%        6.784%         660   $230,992       79.72%       100.00%       100.00%
 7.001 - 8.000      259        51,816,578      29.35         7.647          635    200,064       80.33         82.93         96.02
 8.001 - 9.000      325        63,198,078      35.80         8.559          626    194,456       82.67         50.74         88.44
9.001 - 10.000      232        38,127,822      21.60         9.477          586    164,344       80.60         37.95         93.43
10.001 - 11.000      66         9,064,268       5.13        10.428          568    137,337       77.47         24.06         68.11
11.001 - 12.000      12         1,213,534       0.69        11.401          553    101,128       73.62         20.09         84.46
12.001 - 13.000       9         1,738,096       0.98        12.252          581    193,122       65.26         38.04         94.75
13.001 - 14.000       1            55,847       0.03        13.950          528     55,847       65.00          0.00          0.00
                    ---      ------------     ------        ------          ---   --------       -----        ------        ------
    TOTAL:          953      $176,532,850     100.00%        8.530%         618   $185,239       80.84%        58.86%        91.45%
                    ===      ============     ======        ======          ===   ========       =====        ======        ======

                      DISTRIBUTION BY MAXIMUM INTEREST RATE

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
   Maximum       Number of    Principal     By Principal    Gross      Current   Principal     Combined                   Pct. Owner
Interest Rate      Loans       Balance         Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
--------------   ---------   ------------   ------------   --------   --------   ---------   ------------  -------------  ----------
12.001 - 13.000      49      $ 11,318,627        6.41%       6.784%      660      $230,992       79.72%        100.00%      100.00%
13.001 - 14.000     259        51,816,578       29.35        7.647       635       200,064       80.33          82.93        96.02
14.001 - 15.000     324        63,063,112       35.72        8.559       626       194,639       82.73          50.63        88.41
15.001 - 16.000     232        38,127,822       21.60        9.477       586       164,344       80.60          37.95        93.43
16.001 - 17.000      67         9,199,234        5.21       10.399       568       137,302       77.12          25.17        68.57
17.001 - 18.000      12         1,213,534        0.69       11.401       553       101,128       73.62          20.09        84.46
18.001 - 19.000       9         1,738,096        0.98       12.252       581       193,122       65.26          38.04        94.75
19.001 - 20.000       1            55,847        0.03       13.950       528        55,847       65.00           0.00         0.00
                    ---      ------------      ------       ------       ---      --------       -----         ------       ------
    TOTAL:          953      $176,532,850      100.00%       8.530%      618      $185,239       80.84%         58.86%       91.45%
                    ===      ============      ======       ======       ===      ========       =====         ======       ======

                    DISTRIBUTION BY INITIAL PERIODIC RATE CAP

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
Initial Periodic  Number of    Principal    By Principal    Gross      Current   Principal     Combined                   Pct. Owner
    Rate Cap        Loans       Balance        Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
----------------  ---------   ------------  ------------   --------   --------   ---------   ------------  -------------  ----------
2.000                257      $ 45,478,857     25.76%       8.852%       600      $176,961      81.53%         56.10%       82.40%
3.000                696       131,053,993     74.24        8.418        624       188,296      80.60          59.82        94.58
                     ---      ------------    ------        -----        ---      --------      -----          -----        -----
TOTAL:               953      $176,532,850    100.00%       8.530%       618      $185,239      80.84%         58.86%       91.45%
                     ===      ============    ======        =====        ===      ========      =====          =====        =====

                  DISTRIBUTION BY SUBSEQUENT PERIODIC RATE CAP

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
   Subsequent      Number of   Principal    By Principal    Gross      Current   Principal     Combined                   Pct. Owner
Periodic Rate Cap    Loans      Balance        Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
-----------------  ---------  ------------  ------------   --------   --------   ---------   ------------  -------------  ----------
 1.500                953     $176,532,850    100.00%       8.530%       618      $185,239       80.84%        58.86%       91.45%
                      ---     ------------    ------        -----        ---      --------       -----         -----        -----
 TOTAL:               953     $176,532,850    100.00%       8.530%       618      $185,239       80.84%        58.86%       91.45%
                      ===     ============    ======        =====        ===      ========       =====         =====        =====

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                      DISTRIBUTION BY NEXT RATE CHANGE DATE

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
Next Rate Change   Number of   Principal    By Principal    Gross      Current   Principal     Combined                   Pct. Owner
     Date             Loans      Balance        Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
-----------------  ---------  ------------  ------------   --------   --------   ---------   ------------  -------------  ----------
1/1/2008                1     $    145,816       0.08%       8.900%      639      $145,816       80.00%         0.00%         0.00%
2/1/2008                3          318,311       0.18        9.083       596       106,104       81.66         31.00        100.00
3/1/2008               17        2,351,931       1.33        9.194       600       138,349       83.15         40.77         41.74
4/1/2008               70       13,095,259       7.42        8.798       596       187,075       79.44         46.96         88.18
5/1/2008              156       28,477,511      16.13        8.759       606       182,548       82.76         63.13         81.94
6/1/2008              213       40,141,558      22.74        8.432       624       188,458       80.91         61.10         94.53
7/1/2008              478       90,203,583      51.10        8.441       623       188,710       80.35         58.72         95.02
3/1/2009                2          142,485       0.08        9.980       680        71,242       85.23        100.00          0.00
4/1/2009                1           60,042       0.03       11.740       589        60,042       70.00          0.00        100.00
5/1/2009                2          307,807       0.17        9.321       576       153,904       80.00        100.00         77.94
6/1/2009                2          259,756       0.15        7.349       694       129,878       80.00         67.70        100.00
7/1/2009                6          830,085       0.47        8.091       623       138,347       80.53         64.65        100.00
4/1/2011                1           67,853       0.04        9.350       591        67,853       80.00        100.00        100.00
7/1/2011                1          130,852       0.07        9.050       644       130,852       80.00          0.00        100.00
                      ---     ------------     ------       ------       ---      --------       -----        ------        ------
 TOTAL:               953     $176,532,850     100.00%       8.530%      618      $185,239       80.84%        58.86%        91.45%
                      ===     ============     ======       ======       ===      ========       =====        ======        ======

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                             GROUP 2 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                           MINIMUM          MAXIMUM
                                                                        ------------      -----------
Scheduled Principal Balance              $797,334,005                   $     15,965      $ 1,419,555
Average Scheduled Principal Balance      $    241,910
Number of Mortgage Loans                        3,296

Weighted Average Gross Coupon                   8.597%                         5.500%          14.200%
Weighted Average FICO Score                       627                            500              816
Weighted Average Combined Original LTV          81.38%                         13.70%          100.00%

Weighted Average Original Term             359 months                     120 months       360 months
Weighted Average Stated Remaining Term     357 months                     118 months       359 months
Weighted Average Seasoning                   2 months                       1 months        14 months

Weighted Average Gross Margin*                  6.053%                         3.429%           6.990%
Weighted Average Minimum Interest Rate*         8.493%                         5.500%          13.990%
Weighted Average Maximum Interest Rate*        14.493%                        11.500%          19.990%
Weighted Average Initial Rate Cap*              2.705%                         2.000%           3.000%
Weighted Average Subsequent Rate Cap*           1.500%                         1.500%           1.500%
Weighted Average Months to Roll*            22 months                      10 months        59 months

Maturity Date                                                             Jun 1 2016       Jul 1 2036
Maximum Zip Code Concentration                   0.45%  94513

ARM                                             80.85%  Easy Documentation                       0.95%
Fixed Rate                                      19.15%  Full Documentation                      54.89%
                                                        Stated Documentation                    44.15%
2/28 6 MO LIBOR                                 35.15%
2/28 6 MO LIBOR 40/30 Balloon                   34.98%  Cash Out Refinance                      42.98%
2/28 6 MO LIBOR IO                               9.74%  Home Improvement                         3.77%
3/27 6 MO LIBOR                                  0.45%  Purchase                                52.32%
3/27 6 MO LIBOR 40/30 Balloon                    0.20%  Rate/Term Refinance                      0.93%
3/27 6 MO LIBOR IO                               0.10%
5/25 6 MO LIBOR                                  0.03%  2 Units                                  8.65%
5/25 6 MO LIBOR 40/30 Balloon                    0.21%  3 Units                                  1.38%
Fixed Rate                                      14.92%  4 Units                                  0.59%
Fixed Rate 40/30 Balloon                         4.23%  Condominium                              6.72%
                                                        Single Family                           82.65%
Interest Only                                    9.84%
Not Interest Only                               90.16%  Non-owner                                3.00%
                                                        Primary                                 96.41%
Prepay Penalty: N/A                             38.80%  Second Home                              0.59%
Prepay Penalty: 12 months                        7.33%
Prepay Penalty: 24 months                       40.45%  Top 5 States:
Prepay Penalty: 36 months                       13.37%  California                              29.18%
                                                        Florida                                 15.21%
First Lien                                      92.83%  New York                                11.19%
Second Lien                                      7.17%  Maryland                                 6.75%
                                                        Illinois                                 5.47%

*     ARMs Loans Only

[FREMONT INVESTMENT & LOAN LOGO]                  FREMONT HOME LOAN TRUST 2006-B

                          THE MORTGAGE LOANS - GROUP 2

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                                Weighted   Weighted              Weighted
                                                  Pct. Of Pool   Avg.        Avg.       Avg.        Avg.
          Current           Number of  Principal   By Principal  Gross      Current  Principal   Combined                 Pct. Owner
     Principal Balance        Loans     Balance       Balance    Coupon      FICO     Balance  Original LTV Pct. Full Doc  Occupied
--------------------------  --------- ------------ ------------ --------   -------- ---------- ------------ ------------- ----------
      0.01 - 50,000.00          218   $  8,335,359      1.05%    11.410%      638   $   38,236      97.40%        66.37%     98.27%
   50,000.01 - 100,000.00       641     48,056,849      6.03     10.619       627       74,972      90.99         56.88      94.66
  100,000.01 - 150,000.00       423     52,313,793      6.56      9.768       605      123,673      82.60         60.46      96.73
  150,000.01 - 200,000.00       439     76,702,234      9.62      8.957       611      174,720      80.02         60.21      96.03
  200,000.01 - 250,000.00       334     75,053,907      9.41      8.709       610      224,712      78.93         55.43      94.34
  250,000.01 - 300,000.00       242     66,724,350      8.37      8.541       616      275,720      79.86         52.15      97.45
  300,000.01 - 350,000.00       226     73,519,041      9.22      8.307       627      325,305      79.63         52.68      97.33
  350,000.01 - 400,000.00       193     72,212,266      9.06      8.210       633      374,157      80.77         49.80      96.93
  400,000.01 - 450,000.00       143     60,755,596      7.62      8.220       632      424,864      81.73         50.53      96.48
  450,000.01 - 500,000.00       117     55,336,423      6.94      8.001       640      472,961      80.20         48.87      99.11
  500,000.01 - 550,000.00        76     39,966,240      5.01      7.949       646      525,872      82.07         60.70      98.69
  550,000.01 - 600,000.00        63     36,298,246      4.55      8.171       645      576,163      81.27         49.10      98.40
  600,000.01 - 650,000.00        47     29,304,732      3.68      8.182       633      623,505      82.25         57.44      95.71
  650,000.01 - 700,000.00        36     24,300,613      3.05      8.226       658      675,017      83.58         55.26      97.14
  700,000.01 - 750,000.00        43     31,347,367      3.93      8.048       632      729,009      79.72         51.16      90.56
  750,000.01 - 800,000.00        36     28,300,551      3.55      8.252       640      786,126      80.45         44.81      94.36
  800,000.01 - 850,000.00         6      4,945,373      0.62      7.839       611      824,229      77.65         82.84      83.62
  850,000.01 - 900,000.00         2      1,721,935      0.22      7.074       713      860,967      80.00         50.37     100.00
 950,000.01 - 1,000,000.00        5      4,944,584      0.62      7.549       649      988,917      79.25        100.00     100.00
       1,000,000.01 -
        1,250,000.00              4      4,395,858      0.55      7.207       638    1,098,965      71.81        100.00     100.00
       1,250,000.01 -
        1,500,000.00              2      2,798,689      0.35      8.003       640    1,399,344      80.00        100.00     100.00
                              -----   ------------    ------      -----       ---   ----------      -----        ------     ------
           TOTAL:             3,296   $797,334,005    100.00%     8.597%      627   $  241,910      81.38%        54.89%     96.41%
                              =====   ============    ======      =====       ===   ==========      =====        ======     ======

                          DISTRIBUTION BY CURRENT RATE

                                                           Weighted   Weighted                 Weighted
                                            Pct. Of Pool     Avg.       Avg.        Avg.          Avg.
                   Number of   Principal    By Principal    Gross      Current   Principal     Combined                   Pct. Owner
  Current Rate       Loans      Balance        Balance      Coupon      FICO      Balance    Original LTV  Pct. Full Doc   Occupied
-----------------  ---------  ------------  ------------   --------   --------   ---------   ------------  -------------  ----------
 5.001-5.500             1    $    224,411       0.03%       5.500%       701    $224,411        84.83%        100.00%      100.00%
 5.501-6.000            15       5,917,668       0.74        5.919        707     394,511        70.73         100.00        95.95
 6.001-6.500            74      27,474,844       3.45        6.300        684     371,282        74.70         100.00        98.58
 6.501-7.000           168      66,944,743       8.40        6.821        658     398,481        79.51          90.76        99.07
 7.001-7.500           239      77,294,574       9.69        7.311        655     323,408        80.42          76.38        99.61
 7.501-8.000           348     122,766,487      15.40        7.790        641     352,777        81.63          64.33        96.78
 8.001-8.500           411     128,162,188      16.07        8.290        634     311,830        80.25          44.81        97.29
 8.501-9.000           444     130,743,604      16.40        8.784        627     294,468        82.52          41.24        94.03
 9.001-9.500           249      61,191,096       7.67        9.306        599     245,747        82.33          39.33        91.53
 9.501-10.000          304      61,064,516       7.66        9.789        578     200,870        81.27          40.80        95.89
10.001-10.500          212      29,195,020       3.66       10.271        579     137,712        82.72          43.43        96.58
10.501-11.000          218      26,945,745       3.38       10.823        591     123,604        83.44          24.20        95.04
11.001-11.500          265      26,585,501       3.33       11.265        617     100,323        86.52          33.46        97.40
11.501-12.000          146      16,907,183       2.12       11.772        581     115,803        79.02          42.53        95.49
12.001-12.500          102       9,011,011       1.13       12.269        586      88,343        86.76          71.03        96.97
12.501-13.000           88       6,145,658       0.77       12.768        610      69,837        98.79          49.96       100.00
13.001-13.500            7         520,606       0.07       13.183        620      74,372        99.01          17.82       100.00
13.501-14.000            4         216,723       0.03       13.779        618      54,181        90.04          40.80        54.02
14.001-14.500            1          22,427       0.00       14.200        670      22,427        95.00         100.00       100.00
                     -----    ------------     ------       ------        ---    --------        -----         ------       ------
    TOTAL:           3,296    $797,334,005     100.00%       8.597%       627    $241,910        81.38%         54.89%       96.41%
                     =====    ============     ======       ======        ===    ========        =====         ======       ======

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY CREDIT SCORE

                                      Pct.Of Pool                                 Avg.   Weighted Avg.
              Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
Credit Score    Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
 500 or less       10   $  2,254,459     0.28%       10.101%         500       $ 225,446     73.43%        19.43%         90.69%
  501-520         220     48,367,766     6.07        10.249          511         219,853     72.29         44.18          95.49
  521-540         223     46,968,733     5.89         9.766          529         210,622     74.06         52.50          96.56
  541-560         161     38,396,807     4.82         9.278          552         238,489     77.52         68.97          94.99
  561-580         189     42,866,688     5.38         8.965          571         226,808     80.80         77.71          96.66
  581-600         339     75,251,741     9.44         8.729          590         221,982     81.82         73.67          95.64
  601-620         389     92,239,943    11.57         8.441          610         237,121     83.33         76.38          98.15
  621-640         464    117,925,969    14.79         8.286          631         254,151     82.88         62.95          95.65
  641-660         443    105,732,193    13.26         8.302          649         238,673     83.89         47.49          98.05
  661-680         277     69,286,889     8.69         8.206          670         250,133     83.12         38.27          97.00
  681-700         205     51,564,991     6.47         8.077          691         251,537     83.65         42.81          94.66
  701-720         150     39,193,638     4.92         8.013          711         261,291     82.62         34.71          99.03
  721-740         109     32,085,657     4.02         8.336          729         294,364     83.94         23.50          97.33
  741-760          62     17,824,288     2.24         8.042          751         287,489     82.23         32.70          93.03
  761-780          39     11,967,920     1.50         7.747          769         306,870     76.62         35.67          92.10
  781-800           9      3,194,085     0.40         8.156          785         354,898     82.49          8.86          86.69
  801-820           7      2,212,240     0.28         8.093          803         316,034     76.09         43.94          79.85
                -----   ------------   ------         -----          ---       ---------     -----         -----          -----
   TOTAL:       3,296   $797,334,005   100.00%        8.597%         627       $ 241,910     81.38%        54.89%         96.41%
                =====   ============   ======         =====          ===       =========     =====         =====          =====

                              DISTRIBUTION BY LIEN

                                       Pct.Of Pool                                 Avg.   Weighted Avg.
              Number of   Principal   By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
    Lien        Loans      Balance       Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------  ------------ ------------- -------------  --------- -------------  -------------  ----------
     1        $   2,546 $740,155,272      92.83%        8.388%        625       $ 290,713     79.96         55.51%         96.14%
     2              750   57,178,732       7.17        11.299         661          76,238     99.78         46.91          99.92
              --------- ------------     ------        ------         ---       ---------     -----         -----          -----
   TOTAL:     $   3,296 $797,334,005     100.00%        8.597%        627       $ 241,910     81.38%        54.89%         96.41%
              ========= ============     ======        ======         ===       =========     =====         =====          =====

                             DISTRIBUTION BY LTV(1)

                                       Pct.Of Pool                                 Avg.    Weighted Avg.
                Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
    LTV           Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------    --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
50.00 or less        69   $ 13,812,924     1.73%        8.484%        613        $ 200,187     42.15%         68.19%       97.90%
50.01 - 55.00        36      7,333,693     0.92         8.915         583          203,714     52.69          65.19        96.52
55.01 - 60.00        40      8,948,768     1.12         9.798         559          223,719     57.94          59.18        88.51
60.01 - 65.00       116     29,303,539     3.68         9.098         584          252,617     63.86          37.69        95.37
65.01 - 70.00       141     34,878,330     4.37         9.483         562          247,364     69.04          41.91        92.60
70.01 - 75.00       166     46,293,899     5.81         9.118         572          278,879     74.20          43.93        93.80
75.01 - 80.00     1,248    382,833,725    48.01         8.058         646          306,758     79.88          50.04        97.82
80.01 - 85.00       196     62,361,104     7.82         8.166         609          318,169     84.55          75.04        93.79
85.01 - 90.00       391    114,735,981    14.39         8.510         617          293,442     89.77          69.69        93.29
90.01 - 95.00       109     27,296,067     3.42         8.675         629          250,423     94.59          69.91        98.65
95.01 - 100.00      784     69,535,975     8.72        10.896         661           88,694     99.95          50.04       100.00
                  -----   ------------   ------        ------         ---        ---------     -----          -----       ------
   TOTAL:         3,296   $797,334,005   100.00%        8.597%        627        $ 241,910     81.38%         54.89%       96.41%
                  =====   ============   ======        ======         ===        =========     =====          =====       ======

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

(FREMONT INVESTMENT & LOGO)                       FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY DOCUMENTATION

                                       Pct.Of Pool                                  Avg.   Weighted Avg.
                Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
Documentation     Loans      Balance     Balance    Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
-------------   --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
   Easy              20   $  7,583,245      0.95%       9.038%          591      $ 379,162     80.90%         0.00%        100.00%
   Full           1,867    437,688,661     54.89        8.208           617        234,434     81.98        100.00          95.98
  Stated          1,409    352,062,100     44.15        9.071           642        249,867     80.64          0.00          96.86
                  -----   ------------    ------        -----           ---      ---------     -----        ------         ------
  TOTAL:          3,296   $797,334,005    100.00%       8.597%          627      $ 241,910     81.38%        54.89%         96.41%
                  =====   ============    ======        =====           ===      =========     =====        ======         ======

                             DISTRIBUTION BY PURPOSE

                                       Pct.Of Pool                                  Avg.   Weighted Avg.
                Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
   Purpose        Loans      Balance     Balance    Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
-------------   --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
Home
 Improvement         93   $ 30,051,054     3.77%       8.535%         604        $ 323,130     78.07%        47.17%         98.74%
  Purchase        1,970    417,153,162    52.32        8.604          653          211,753     84.06         48.32          97.49
  Rate Term          30      7,423,483     0.93        8.507          609          247,449     75.20         78.79          89.98
   Cashout        1,203    342,706,306    42.98        8.596          599          284,876     78.55         63.05          95.02
                  -----   ------------   ------        -----          ---        ---------     -----         -----          -----
    TOTAL:        3,296   $797,334,005   100.00%       8.597%         627        $ 241,910     81.38%        54.89%         96.41%
                  =====   ============   ======        =====          ===        =========     =====         =====          =====

                            DISTRIBUTION BY OCCUPANCY

                                       Pct.Of Pool                                  Avg.   Weighted Avg.
                Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
Occupancy         Loans      Balance     Balance    Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
-------------   --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
Second Home          19   $  4,707,609     0.59%       8.263%         620        $ 247,769     76.50%        62.84%          0.00%
Non-Owner
 Occupied           105     23,941,129     3.00        9.135          632          228,011     80.11         61.20           0.00
Owner Occupied    3,172    768,685,267    96.41        8.582          627          242,335     81.45         54.65         100.00
                  -----   ------------   ------        -----          ---        ---------     -----         -----         ------
TOTAL:            3,296   $797,334,005   100.00%       8.597%         627        $ 241,910     81.38%        54.89%         96.41%
                  =====   ============   ======        =====          ===        =========     =====         =====         ======

                          DISTRIBUTION BY PROPERTY TYPE

                                       Pct.Of Pool                                  Avg.   Weighted Avg.
                Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
Property Type     Loans      Balance     Balance    Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
-------------   --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
 Condominium        262   $ 53,590,151     6.72%       8.884%        642         $ 204,543     82.18%        45.30%        94.79%
 Four Family         13      4,725,818     0.59        8.828         615           363,524     76.93         55.72         74.66
Single Family     2,722    659,028,044    82.65        8.561         626           242,112     81.36         57.95         96.94
Three Family         30     11,031,023     1.38        8.780         603           367,701     81.40         70.37         95.25
 Two Family         269     68,958,969     8.65        8.674         633           256,353     81.21         30.57         94.23
                  -----   ------------   ------        -----         ---         ---------     -----         -----         -----
   TOTAL:         3,296   $797,334,005   100.00%       8.597%        627         $ 241,910     81.38%        54.89%        96.41%
                  =====   ============   ======        =====         ===         =========     =====         =====         =====

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

                              DISTRIBUTION BY STATE

                                           Pct.Of Pool                                  Avg.   Weighted Avg.             Pct.
                    Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined       Pct.    Owner
    State             Loans      Balance     Balance    Gross Coupon  Current FICO    Balance  Original LTV   Full Doc Occupied
------------------- --------- ------------ ------------ ------------- -------------  --------- ------------- --------- --------
      ALASKA              2   $    418,676      0.05%        9.876%       530        $ 209,338     72.01%      53.67%   100.00%
     ARIZONA             77     15,121,302      1.90         8.876        621          196,381     80.15       55.53     98.41
     ARKANSAS             3        387,965      0.05        10.120        541          129,322     79.68       48.69    100.00
    CALIFORNIA          718    232,671,685     29.18         8.204        648          324,055     81.10       55.53     96.78
     COLORADO            23      4,570,233      0.57         8.516        633          198,706     84.15       65.98     89.72
   CONNECTICUT           28      6,765,345      0.85         8.475        609          241,619     77.97       60.91    100.00
     DELAWARE            10      1,564,371      0.20         8.825        627          156,437     87.08       50.67    100.00
DISTRICT OF COLUMBIA     26      7,436,277      0.93         8.698        622          286,011     80.47       52.25     96.01
     FLORIDA            607    121,272,228     15.21         8.823        618          199,790     81.81       54.59     96.99
     GEORGIA             96     18,556,991      2.33         8.581        618          193,302     85.12       70.50     96.51
      HAWAII             32      9,305,392      1.17         7.593        677          290,794     76.22       69.25    100.00
      IDAHO               4      1,033,500      0.13         9.299        528          258,375     78.96       10.43    100.00
     ILLINOIS           220     43,635,944      5.47         9.046        632          198,345     83.61       41.56     96.40
     INDIANA             28      2,957,402      0.37         9.336        590          105,622     85.41       85.84     96.46
       IOWA               3        196,270      0.02         8.982        613           65,423     86.33      100.00     61.08
      KANSAS              4        409,987      0.05         9.228        596          102,497     84.70      100.00    100.00
     KENTUCKY             4        452,338      0.06         8.991        619          113,085     90.41      100.00    100.00
      MAINE               2        325,532      0.04         9.274        548          162,766     82.21      100.00    100.00
     MARYLAND           208     53,842,498      6.75         8.806        600          258,858     78.54       68.95     98.11
  MASSACHUSETTS          85     25,321,157      3.18         8.553        609          297,896     80.74       59.51     95.13
     MICHIGAN            61      9,959,301      1.25         9.257        614          163,267     84.67       53.83     92.19
    MINNESOTA            35      6,522,389      0.82         8.490        651          186,354     84.35       57.96    100.00
     MISSOURI            19      2,456,148      0.31         9.266        636          129,271     83.27       56.67     89.58
      NEVADA             38      7,912,588      0.99         8.758        610          208,226     83.12       51.94     92.23
  NEW HAMPSHIRE          10      2,424,226      0.30         9.297        598          242,423     82.19       64.93     90.27
    NEW JERSEY          149     40,395,865      5.07         9.099        602          271,113     80.12       46.17     93.96
    NEW MEXICO           13      2,643,992      0.33         8.721        595          203,384     87.00       85.16     94.24
     NEW YORK           288     89,254,574     11.19         8.500        639          309,912     80.90       32.90     97.05
  NORTH CAROLINA         37      4,950,140      0.62         9.289        604          133,788     84.40       72.86     84.12
       OHIO              39      4,098,178      0.51         8.678        604          105,081     84.46       80.55     91.02
     OKLAHOMA             5        730,662      0.09         7.942        594          146,132     81.14      100.00    100.00
      OREGON             15      2,596,076      0.33         9.413        602          173,072     81.50       72.27     94.90
   PENNSYLVANIA          62     10,489,788      1.32         9.116        589          169,190     82.14       65.71     91.73
   RHODE ISLAND          24      5,795,665      0.73         8.416        624          241,486     82.03       56.57     95.83
  SOUTH CAROLINA         37      5,249,116      0.66         9.474        576          141,868     81.36       88.26     96.95
    TENNESSEE            25      3,217,710      0.40         9.330        617          128,708     85.92       64.57    100.00
      TEXAS              77     13,723,521      1.72         8.274        628          178,228     82.59       67.41    100.00
       UTAH              15      2,197,979      0.28         8.708        616          146,532     80.86       62.46    100.00
     VERMONT              3        334,188      0.04        11.153        516          111,396     70.97       61.04    100.00
     VIRGINIA            91     21,448,793      2.69         8.473        626          235,701     81.69       64.02     94.95
    WASHINGTON           36      9,788,525      1.23         8.435        623          271,903     80.76       66.25     91.11
  WEST VIRGINIA           4        834,821      0.10         9.817        536          208,705     79.83      100.00    100.00
    WISCONSIN            33      4,064,666      0.51         9.214        592          123,172     86.26       74.14     94.15
                      -----   ------------    ------        ------        ---        ---------     -----      ------    ------
      TOTAL:          3,296   $797,334,005    100.00%        8.597%       627        $ 241,910     81.38%      54.89%    96.41%
                      =====   ============    ======        ======        ===        =========     =====      ======    ======

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

                               DISTRIBUTION BY ZIP

                                      Pct.Of Pool                                 Avg.   Weighted Avg.
              Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
     Zip        Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
   94513            8   $  3,597,575     0.45%       7.408%          645       $ 449,697     83.83%        85.97%        100.00%
   11368            6      2,959,965     0.37        8.365           647         493,327     81.72          0.00         100.00
   92503            7      2,892,200     0.36        8.592           702         413,171     81.89         18.80         100.00
   20772            8      2,880,364     0.36        8.111           623         360,046     74.06         62.04         100.00
   20002            7      2,457,100     0.31        8.903           655         351,014     83.17         26.52         100.00
   20011            8      2,371,817     0.30        8.478           591         296,477     77.65         82.97         100.00
   94565            9      2,283,168     0.29        8.706           676         253,685     83.36         31.66         100.00
   33157            7      2,260,561     0.28        7.600           630         322,937     84.09         89.26         100.00
   91364            4      2,243,315     0.28        8.189           659         560,829     81.50         24.59         100.00
   94605            4      2,202,532     0.28        9.073           625         550,633     88.02         36.26         100.00
   Other        3,228    771,185,410    96.72        8.607           627         238,905     81.36         55.18          96.29
                -----   ------------   ------        -----           ---       ---------     -----         -----          -----
  TOTAL:        3,296   $797,334,005   100.00%       8.597%          627       $ 241,910     81.38%        54.89%         96.41%
                =====   ============   ======        =====           ===       =========     =====         =====          =====

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

Remaining                             Pct.Of Pool                                 Avg.   Weighted Avg.
Months To     Number of  Principal   By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
Maturity        Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
61 - 120            4   $    265,795      0.03%       11.441%        660       $  66,449     99.27%        46.58%       100.00%
121 - 180          31      1,815,824      0.23         8.754         625          58,575     68.36         90.11        100.00
181 - 240           4      1,265,907      0.16         8.380         612         316,477     81.36         80.77        100.00
241 - 360       3,257    793,986,479     99.58         8.596         627         243,778     81.40         54.78         96.39
                -----   ------------    ------         -----         ---       ---------     -----         -----         -----
  TOTAL:        3,296   $797,334,005    100.00%        8.597%        627       $ 241,910     81.38%        54.89%        96.41%
                =====   ============    ======         =====         ===       =========     =====         =====         =====

                             DISTRIBUTION BY PRODUCT

                                         Pct.Of Pool                                 Avg.   Weighted Avg.
                 Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
  Product          Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------     --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
2/28 6 MO LIBOR    1,157   $280,266,243     35.15%       8.928%         605       $ 242,235     79.89%          45.48%       95.23%
2/28 6 MO LIBOR
  40/30 Balloon      827    278,880,410     34.98        8.329          632         337,219     80.73           49.15        95.55
2/28 6 MO LIBOR
  IO                 196     77,683,406      9.74        7.571          650         396,344     81.07           81.57        99.71
3/27 6 MO LIBOR       12      3,615,584      0.45        7.987          626         301,299     81.00           75.56       100.00
3/27 6 MO LIBOR
  40/30 Balloon        7      1,581,873      0.20        8.060          639         225,982     85.64           89.38       100.00
3/27 6 MO LIBOR
  IO                   3        773,600      0.10        7.892          662         257,867     84.67          100.00       100.00
5/25 6 MO LIBOR        2        227,769      0.03        7.221          603         113,885     72.74          100.00       100.00
5/25 6 MO LIBOR
  40/30 Balloon        4      1,638,418      0.21        7.619          619         409,605     73.25          100.00       100.00
Fixed Rate           997    118,926,006     14.92        9.524          648         119,284     87.91           62.16        98.42
Fixed Rate
  40/30 Balloon       91     33,740,695      4.23        7.322          652         370,777     77.00           86.15        97.69
                   -----   ------------    ------        -----          ---       ---------     -----           -----        -----
TOTAL:             3,296   $797,334,005    100.00%       8.597%         627       $ 241,910     81.38%          54.89%       96.41%
                   =====   ============    ======        =====          ===       =========     =====           =====        =====

                     DISTRIBUTION BY PREPAYMENT PENALTY TERM

 Prepayment                            Pct.Of Pool                                Avg.    Weighted Avg.
  Penalty     Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
    Term        Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
   N/A          1,270   $309,372,765    38.80%       8.850%         622        $ 243,601     81.34%         47.78%        95.71%
    12            191     58,473,316     7.33        8.653          636          306,143     80.88          51.62         94.88
    24          1,399    322,505,252    40.45        8.591          626          230,526     82.27          57.53         97.15
    30              2        364,292     0.05        8.797          575          182,146     82.51         100.00        100.00
    36            434    106,618,379    13.37        7.852          642          245,664     79.06          69.22         97.00
                -----   ------------   ------        -----          ---        ---------     -----          -----         -----
  TOTAL:        3,296   $797,334,005   100.00%       8.597%         627        $ 241,910     81.38%         54.89%        96.41%
                =====   ============   ======        =====          ===        =========     =====          =====         =====

(FREMONT INVESTMENT & LOAN LOGO)                FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY ORIGINAL TERM

                                      Pct.Of Pool                                 Avg.   Weighted Avg.
 Original     Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
   Term         Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
    120             4   $    265,795      0.03%       11.441%        660       $  66,449     99.27%         46.58%       100.00%
    180            31      1,815,824      0.23         8.754         625          58,575     68.36          90.11        100.00
    240             4      1,265,907      0.16         8.380         612         316,477     81.36          80.77        100.00
    300             1         77,341      0.01         9.900         616          77,341     90.00           0.00        100.00
    359             1        559,209      0.07        12.150         569         559,209     55.98           0.00        100.00
    360         3,255    793,349,929     99.50         8.594         627         243,733     81.42          54.82         96.39
                -----   ------------    ------         -----         ---       ---------     -----          -----         -----
  TOTAL:        3,296   $797,334,005    100.00%        8.597%        627       $ 241,910     81.38%         54.89%        96.41%
                =====   ============    ======         =====         ===       =========     =====          =====         =====

                            DISTRIBUTION BY RATE TYPE

                                      Pct.Of Pool                                 Avg.   Weighted Avg.
              Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
 Rate Type      Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
    ARM         2,208   $644,667,303     80.85%       8.493%         622       $ 291,969     80.40%        51.92%        95.97%
 Fixed Rate     1,088    152,666,702     19.15        9.037          649         140,319     85.50         67.46         98.26
                -----   ------------    ------        -----          ---       ---------     -----         -----         -----
   TOTAL:       3,296   $797,334,005    100.00%       8.597%         627       $ 241,910     81.38%        54.89%        96.41%
                =====   ============    ======        =====          ===       =========     =====         =====         =====

                           DISTRIBUTION BY DEBT RATIO

                                      Pct.of Pool                                 Avg.   Weighted Avg.
              Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
 Debt Ratio     Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
 0.01-20.00        65   $ 16,767,546      2.10%       7.946%        635        $ 257,962     81.81%        92.59%         93.68%
20.01-25.00        77     17,824,601      2.24        8.550         625          231,488     82.31         74.06          92.68
25.01-30.00       123     21,088,243      2.64        8.373         633          171,449     78.43         76.41          92.41
30.01-35.00       263     53,692,024      6.73        8.458         628          204,152     81.14         65.93          97.36
35.01-40.00       413     93,140,390     11.68        8.635         633          225,522     81.21         52.47          97.73
40.01-45.00       662    156,690,536     19.65        8.608         638          236,693     82.37         48.19          97.93
45.01-50.00     1,158    288,438,811     36.18        8.577         639          249,084     82.53         48.73          97.68
50.01-55.00       527    147,145,629     18.45        8.748         589          279,214     78.58         62.54          92.48
55.01-60.00         6      1,922,534      0.24        9.755         576          320,422     78.70         25.13         100.00
60.00 or more       2        623,690      0.08        8.844         653          311,845     80.00          0.00          75.64
                -----   ------------    ------        -----         ---        ---------     -----         -----          -----
   TOTAL:       3,296   $797,334,005    100.00%       8.597%        627        $ 241,910     81.38%        54.89%         96.41%
                =====   ============    ======        =====         ===        =========     =====         =====          =====

                       DISTRIBUTION BY INTEREST ONLY FLAG

                                         Pct.of Pool                                 Avg.   Weighted Avg.
  Interest       Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
 Only Flag         Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------     --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
Interest Only        199   $ 78,457,006     9.84%       7.574%          650       $ 394,256     81.11%         81.76%       99.71%
NotInterest Only   3,097    718,876,999    90.16        8.709           625         232,120     81.41          51.96        96.05
                   -----   ------------   ------        -----           ---       ---------     -----          -----        -----
  TOTAL:           3,296   $797,334,005   100.00%       8.597%          627       $ 241,910     81.38%         54.89%       96.41%
                   =====   ============   ======        =====           ===       =========     =====          =====        =====

                       DISTRIBUTION BY INTEREST ONLY TERM

                                      Pct.Of Pool                                 Avg.   Weighted Avg.
  Interest    Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
 Only Term      Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
     0          3,097   $718,876,999     90.16%      8.709%          625       $ 232,120     81.41          51.96%        96.05%
    60            199     78,457,006      9.84       7.574           650         394,256     81.11          81.76         99.71
                -----   ------------    ------       -----           ---       ---------     -----          -----         -----
  TOTAL:        3,296   $797,334,005    100.00%      8.597%          627       $ 241,910     81.38%         54.89%        96.41%
                =====   ============    ======       =====           ===       =========     =====          =====         =====

(FREMONT INVESTMENT, & LOAN LOGO)                 FREMONT HOME LOAN TRUST 2006-B

                          DISTRIBUTION BY GROSS MARGIN

                                      Pct.Of Pool                                 Avg.   Weighted Avg.
              Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
Gross Margin    Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
3.001-4.000        14   $  4,607,666      0.71%       5.980%        658        $ 329,119     81.81%        100.00%       94.80%
4.001-5.000       212     77,269,765     11.99        6.884         658          364,480     80.21          88.54        99.59
5.001-6.000       618    202,075,792     31.35        7.873         643          326,983     80.82          58.56        97.65
6.001-7.000     1,364    360,714,079     55.95        9.217         602          264,453     80.19          39.74        94.27
                -----   ------------    ------        -----         ---        ---------     -----          -----        -----
  TOTAL:        2,208   $644,667,303    100.00%       8.493%        622        $ 291,969     80.40%         51.92%       95.97%
                =====   ============    ======        =====         ===        =========     =====          =====        =====

                      DISTRIBUTION BY MINIMUM INTEREST RATE

                                       Pct.Of Pool                                 Avg.   Weighted Avg.
  Minimum       Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
Interest Rate     Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
-------------   --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
 5.001- 6.000        7   $  1,871,016      0.29%        5.701%         691       $267,288      77.59%       100.00%       87.19%
 6.001- 7.000      154     59,082,914      9.16         6.718          660        383,655      80.31         93.12        98.81
 7.001- 8.000      510    176,041,959     27.31         7.614          646        345,180      81.16         67.53        97.68
 8.001- 9.000      786    243,107,742     37.71         8.540          632        309,297      81.70         41.22        95.49
 9.001-10.000      432    107,290,963     16.64         9.537          583        248,359      81.14         36.77        93.99
10.001-11.000      188     34,080,646      5.29        10.517          542        181,280      75.49         27.10        93.88
11.001-12.000      115     19,971,283      3.10        11.513          535        173,663      65.62         42.80        93.27
12.001-13.000       15      3,165,561      0.49        12.227          542        211,037      64.03         46.83        98.01
13.001-14.000        1         55,219      0.01        13.990          600         55,219      65.00          0.00         0.00
                 -----   ------------    ------        ------          ---       --------      -----         -----        -----
    TOTAL:       2,208   $644,667,303    100.00%        8.493%         622       $291,969      80.40%        51.92%       95.97%
                 =====   ============    ======        ======          ===       ========      =====         =====        =====

                      DISTRIBUTION BY MAXIMUM INTEREST RATE

                                       Pct.Of Pool                                 Avg.   Weighted Avg.
  Maximum      Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
Interest Rate    Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------   --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
11.001-12.000        7   $  1,871,016      0.29%        5.701%        691       $267,288      77.59%        100.00%        87.19%
12.001-13.000      153     58,693,147      9.10         6.721         660        383,615      80.28          93.08         99.46
13.001-14.000      511    176,431,726     27.37         7.611         646        345,268      81.16          67.60         97.46
14.001-15.000      786    243,107,742     37.71         8.540         632        309,297      81.70          41.22         95.49
15.001-16.000      432    107,290,963     16.64         9.537         583        248,359      81.14          36.77         93.99
16.001-17.000      188     34,080,646      5.29        10.517         542        181,280      75.49          27.10         93.88
17.001-18.000      115     19,971,283      3.10        11.513         535        173,663      65.62          42.80         93.27
18.001-19.000       15      3,165,561      0.49        12.227         542        211,037      64.03          46.83         98.01
19.001-20.000        1         55,219      0.01        13.990         600         55,219      65.00           0.00          0.00
                 -----   ------------    ------         -----         ---       --------      -----          -----         -----
   TOTAL:        2,208   $644,667,303    100.00%        8.493%        622       $291,969      80.40%         51.92%        95.97%
                 =====   ============    ======         =====         ===       ========      =====          =====         =====

                    DISTRIBUTION BY INITIAL PERIODIC RATE CAP

  Initial                             Pct.Of Pool                                 Avg.   Weighted Avg.
 Periodic     Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
 Rate Cap       Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
 2.000            642   $190,426,801     29.54%       8.671%          613      $ 296,615     80.20%         52.67%        92.63%
 3.000          1,566    454,240,502     70.46        8.418           626        290,064     80.49          51.60         97.37
                -----   ------------    ------        -----           ---      ---------     -----          -----         -----
 TOTAL:         2,208   $644,667,303    100.00%       8.493%          622      $ 291,969     80.40%         51.92%        95.97%
                =====   ============    ======        =====           ===      =========     =====          =====         =====

                  DISTRIBUTION BY SUBSEQUENT PERIODIC RATE CAP

 Subsequent                           Pct.Of Pool                                 Avg.   Weighted Avg.
 Periodic     Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
 Rate Cap       Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
   1.500        2,208   $644,667,303    100.00%       8.493%        622        $ 291,969     80.40%         51.92%        95.97%
                -----   ------------    ------        -----         ---        ---------     -----          -----         -----
   TOTAL:       2,208   $644,667,303    100.00%       8.493%        622        $ 291,969     80.40%         51.92%        95.97%
                =====   ============    ======        =====         ===        =========     =====          =====         =====

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

                      DISTRIBUTION BY NEXT RATE CHANGE DATE

 Next Rate                            Pct.Of Pool                                 Avg.   Weighted Avg.
  Change      Number of   Principal  By Principal Weighted Avg. Weighted Avg.  Principal   Combined                    Pct. Owner
   Date         Loans      Balance      Balance   Gross Coupon  Current FICO    Balance  Original LTV   Pct. Full Doc   Occupied
------------  --------- ------------ ------------ ------------- -------------  --------- -------------  -------------  ----------
  6/1/2007          1   $    389,767       0.06%       6.200%        751       $ 389,767      85.00%        100.00%        0.00%
 10/1/2007          1        496,367       0.08        7.750         550         496,367      74.18           0.00       100.00
 11/1/2007          1        109,783       0.02        9.990         500         109,783      80.00           0.00       100.00
 12/1/2007          2        244,387       0.04        9.510         516         122,193      53.91           0.00       100.00
  1/1/2008          3        652,997       0.10        8.101         586         217,666      83.00          70.81       100.00
  2/1/2008         15      3,387,958       0.53        9.277         565         225,864      76.53          59.18        93.62
  3/1/2008         47     14,635,667       2.27        8.930         607         311,397      76.93          46.34        78.56
  4/1/2008        148     46,691,333       7.24        8.760         613         315,482      80.72          45.63        92.46
  5/1/2008        385    108,976,249      16.90        8.642         610         283,055      80.91          55.70        93.73
  6/1/2008        578    171,327,225      26.58        8.494         624         296,414      80.40          53.31        96.30
  7/1/2008        999    289,918,325      44.97        8.382         629         290,209      80.41          49.99        98.09
  3/1/2009          2      1,302,917       0.20        7.596         648         651,459      82.69         100.00       100.00
  5/1/2009          3        394,007       0.06        8.317         652         131,336      79.84          66.17       100.00
  6/1/2009          5        742,491       0.12        8.931         614         148,498      92.54         100.00       100.00
  7/1/2009         12      3,531,641       0.55        7.908         631         294,303      80.96          74.00       100.00
  5/1/2011          2        611,246       0.09        7.424         619         305,623      81.39         100.00       100.00
  7/1/2011          4      1,254,942       0.19        7.641         616         313,736      69.19         100.00       100.00
                -----   ------------     ------        -----         ---       ---------      -----         ------        -----
  TOTAL:        2,208   $644,667,303     100.00%       8.493%        622       $ 291,969      80.40%         51.92%       95.97%
                =====   ============     ======        =====         ===       =========      =====         ======        =====

(FREMONT INVESTMENT & LOAN LOGO)                  FREMONT HOME LOAN TRUST 2006-B

                     FOR ADDITIONAL INFORMATION PLEASE CALL:

                               UBS INVESTMENT BANK

ABS BANKING
    Paul Scialabba                (212)713-9832
    Patrick Fitzsimonds           (212)713-6271
    Michael Zentz                 (212)713-6099
    Sharmeen Khan                 (212)713-6252

STRUCTURING/COLLATERAL
    Michael Leung                 (212)713-8661
    Verdi Contente                (212)713-2713
    John Fernandez                (212)713-8859
    Brian Kramer                  (212)713-1040

TRADING/SYNDICATE
    Jack McCleary                 (212)713-4330
    Rick Onkey                    (212)713-4002
    Joe Ruttle                    (212)713-2252
    Michael Boyle                 (212)713-4129

                                RATING AGENCIES

MOODY'S
   Todd Swanson                   (415)274-1714
                                  todd.swanson@moodys.com
STANDARD & POOR'S
   Leo Yioupis                    (212)438-1261
                                  leo_yioupis@standardandpoors.com

FITCH
   Rachel Brach                   (212)908-0224
                                  rachel.brach@fitchratings.com

DBRS
   Quincy Tang                    (212)806-3256
                                  qtang@dbrs.com